As filed with the Securities and Exchange Commission on November 9, 1998
                                                   Registration No. 333-60247
                                                                    333-60247-01
                                                                    333-60247-02
                                                                    333-60247-03
                                                                    333-60247-04
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ___________________
                               AMENDMENT NO. 3 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                     COYNE INTERNATIONAL ENTERPRISES CORP.

                     BLUE RIDGE TEXTILE MANUFACTURING, INC.

                           CLEAN TOWEL SERVICE, INC.

                           OHIO GARMENT RENTAL, INC.

                            MIDWAY-CTS BUFFALO, LTD.
           (Exact name of registrants as specified in their charter)



            NEW YORK                         7210                   16-6040758
            GEORGIA                          7210                   58-2018333
            GEORGIA                          7210                   58-1205265
              OHIO                           7210                   34-1261376
            NEW YORK                         7210                   16-1469155
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Primary standard industrial   (I.R.S. employer
incorporation or organization)     classification code number)   identification no.)
-------------------------------------------------------------------------------------------------------

                              140 CORTLAND AVENUE
                               SYRACUSE, NY 13221
                                 (315) 475-1626
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                              ____________________
                                THOMAS M. COYNE
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     COYNE INTERNATIONAL ENTERPRISES CORP.
                              140 CORTLAND AVENUE
                               SYRACUSE, NY 13221
                           TELEPHONE:  (315) 475-1626
                           FACSIMILE: (315) 475-9978
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             _____________________
                                    Copy to:
                           FRANCIS E. DEHEL, ESQUIRE
                       BLANK ROME COMISKY & MCCAULEY LLP
                                ONE LOGAN SQUARE
                        PHILADELPHIA, PENNSYLVANIA 19103
                           TELEPHONE: (215) 569-5500
                           FACSIMILE: (215) 569-5555
                             _____________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED NOVEMBER 9, 1998

PROSPECTUS

                     COYNE INTERNATIONAL ENTERPRISES CORP.

OFFER TO EXCHANGE ITS 11 1/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2008,WHICH
 HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND
  ALL OF ITS OUTSTANDING 11 1/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2008.

  The Exchange Offer will expire at 5:00 p.m., New York City time, on         ,
1998, unless extended.

                                  -----------

  Coyne International Enterprises Corp. d/b/a/ Coyne Textile Services ("CTS" or the "Company"), a New York corporation, hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "'Prospectus") and the accompanying Letter of Transmittal (the "'Letter of Transmittal"), to exchange $1,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2008 (the "'Exchange Notes"'), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 11 1/4% Series A Senior Subordinated Notes due 2008 (the "'Initial Notes"), of which $75,000,000 principal amount is outstanding. The Exchange Notes and the Initial Notes are each sometimes referred to herein as the "'Notes." The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes (which they replace), except that the Exchange Notes (i) will bear a Series B designation and a different CUSIP number from the Initial Notes, (ii) will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and (iii) will no longer be entitled to certain rights under the Registration Rights Agreement (as defined herein). The Exchange Notes evidence the same debt as the Initial Notes and will be issued under and be entitled to the benefits of the Indenture, dated as of June 26, 1998 (the "Indenture"), between the Company, the Guarantors (as defined herein) and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), which also governs the Initial Notes. See "Exchange Offer."

  The Exchange Notes will be general unsecured obligations of the Company, will rank subordinate in right of payment to all Senior Debt (as defined herein) and will rank senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Company. The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, (the "Subsidiary Guarantees") on a senior subordinated basis by all of the Company's current and future Domestic Subsidiaries (as defined herein) other than Receivables Subsidiaries (as defined herein) (the "Guarantors"). Currently, there are no Receivables Subsidiaries and all of the Company's present subsidiaries are Guarantors. The Subsidiary Guarantees will be general unsecured obligations of the Guarantors, will rank subordinate in right of payment to all Senior Debt of the Guarantors and will rank senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Guarantors. As of July 31, 1998, on an as adjusted basis, the Company and its subsidiaries had approximately $12.4 million of Senior Debt outstanding.

  The Notes mature on June 1, 2008, unless previously redeemed. Interest on the Notes is payable semiannually on June 1 and December 1, commencing December 1, 1998. The Notes will be redeemable at the option of the Company, in whole or in part, on or after June 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest thereon and Liquidated Damages (as defined herein), if any, to the redemption date. Upon a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase. (Cover continued on following page.)

                                  -----------

See "RISK FACTORS" BEGINNING ON PAGE 19 HEREIN FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR INITIAL NOTES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSIONER OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is     , 1998.

  The Company will accept for exchange any and all Initial Notes duly tendered
and not validly withdrawn prior to 5:00 p.m., New York City time, on      ,
1998, unless extended by the Company in its sole discretion (the "'Expiration Date"). Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m. New York City time on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Initial Notes were sold by the Company on June 26, 1998 to NationsBanc Montgomery Securities, LLC and First Union Capital Markets, a division of Wheat First Securities, Inc. (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption from registration under the Securities Act (the "Offering"). The Initial Purchasers subsequently resold the Initial Notes in the United States to qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Initial Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement (as defined herein) entered into by the Company in connection with the Offering. See "Exchange Offer."

  Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "Exchange Offer." However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Any broker-dealer who acquires Initial Notes from the Company may not rely on the no-action letters issued by the Commission to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling security holder in the prospectus) in connection with a resale of the Initial Notes or the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective, and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale; provided, however, that the Company and the Guarantors will have no obligation to amend or supplement this Prospectus unless the Company has received written notice from a Participating Broker-Dealer of their prospectus delivery requirements under the Securities Act within fifteen
(15) business days following consummation of the Exchange Offer. See "Plan of Distribution."

  Holders of Initial Notes not tendered and accepted in the Exchange Offer will continue to hold such Initial Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or if any holder of the Initial Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) is not eligible to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company will, at its cost, use its best efforts to (a) file a shelf registration statement (the "Shelf Registration Statement") covering resales of the Initial Notes, (b) cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep continuously effective the Shelf Registration Statement for a period of at least two years. Other than as set forth above, holders of Initial Notes not tendered in the Exchange Offer will not retain any rights under the Registration Rights Agreement, except in limited circumstances. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "Exchange Offer."

  The Initial Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market. There has not previously been any public market for the Initial Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a discount from their principal amount. See "Risk Factors--Absence of Public Market Could Adversely Affect the Value of Notes." Moreover, to the extent that Initial Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected.

  The Company will not receive any proceeds from, and has agreed to bear all registration expenses of, the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. See "'Exchange Offer--Fees and Expenses."

                             AVAILABLE INFORMATION

  The Company and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company, the Guarantors and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

  As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Company and the Guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company and the Guarantors to file periodic reports and other information with the Commission will be suspended if the Exchange Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Company will nevertheless be required to continue to file reports with the Commission if the Exchange Notes are listed on a national securities exchange. The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding and commencing with information relating to the fiscal quarter ended July 31, 1998, the Company will furnish to the holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. In addition, commencing after the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) within the time periods specified in the Commission's rules and regulations, and make such information available to securities analysts and prospective investors upon their reasonable request. In addition, each of the Company and the Guarantors has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  NOTE REGARDING FORWARD-LOOKING INFORMATION

  THE INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "COULD," "SHOULD," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF. SUCH FORWARD-LOOKING STATEMENTS ARE NECESSARILY BASED ON VARIOUS ASSUMPTIONS AND ESTIMATES AND ARE INHERENTLY SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING RISKS AND UNCERTAINTIES RELATING TO THE POSSIBLE INVALIDITY OF THE UNDERLYING ASSUMPTIONS AND ESTIMATES AND POSSIBLE CHANGES OR DEVELOPMENTS IN SOCIAL, ECONOMIC, BUSINESS, INDUSTRY, MARKET, LEGAL AND REGULATORY CIRCUMSTANCES AND CONDITIONS AND ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THIRD PARTIES, INCLUDING CUSTOMERS, SUPPLIERS, BUSINESS PARTNERS AND COMPETITORS AND LEGISLATIVE, REGULATORY, JUDICIAL AND OTHER GOVERNMENTAL AUTHORITIES AND OFFICIALS. IN ADDITION TO ANY RISKS AND UNCERTAINTIES SPECIFICALLY IDENTIFIED IN THE TEXT SURROUNDING SUCH FORWARD-LOOKING STATEMENTS, THE STATEMENTS IN "RISK FACTORS" CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL AMOUNTS, RESULTS, EVENTS AND CIRCUMSTANCES TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

                                    SUMMARY

  The following summary information is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. As used herein, unless the context otherwise requires, the terms "Company" and "CTS" refer to Coyne International Enterprises Corp. d/b/a Coyne Textile Services and its subsidiaries. The Company uses a 52/53 week fiscal year ending on the last Saturday in October. For convenience, the dating of the financial information in this Prospectus has been labeled as of and for the years ended October 31, 1997, 1996, 1995, 1994 and 1993 and as of and for the periods ended July 31, 1998 and 1997, as the case may be, rather than the actual fiscal year end or fiscal period end dates.

                                  THE COMPANY

GENERAL

  The Company provides textile rental products and laundering services from 40 locations to approximately 40,000 accounts in diversified industries throughout the eastern United States. Textile rental products provided by the Company include workplace uniforms, protective clothing, shop towels and other reusable absorbent products, floormats and treated mops and other dust control products. The Company primarily rents textile products to clients under laundry service contracts, but also sells products to clients and launders client-owned items. Most of the Company's accounts are subject to written contracts that range in duration from three to five years. The Company's products and services are distributed through its route-based distribution system comprised of 18 industrial laundry plants, 21 sales, service and distribution laundry terminals and one corporate sales office that allow the Company to provide rental services to customers in geographic areas outside of the immediate area of an industrial laundry plant. CTS manufactures shop towels, dust mops, floormats and several other products used in the laundry business at its manufacturing subsidiary, Blue Ridge Textile Manufacturing, Inc. ("Blue Ridge").

  The Company focuses on the value-added aspects of the textile rental business, such as the heavy soil (e.g., printing inks, oils and solvents) and protective garment sectors. "Value-added" refers to the Company's attempt to protect its customers from potential environmental liabilities by reducing the amount of hazardous substances sent to landfills for disposal. In addition, the Company assists its customers with OSHA compliance through its protective garment programs. The Company's products and services assist customers with their corporate image, the productivity and safety of their employees and the environmental impact of their businesses. For example, the Company has built industry-leading heavy soil laundry plants, which minimize its customers' environmental exposure and have allowed the Company to carve out what it believes is a leading position in the heavy soil sector of the textile rental services industry. In addition, the Company works with clients to design, source and manage protective uniform programs for specific applications, such as flame or chemical retardant clothing for industrial workers. Further, the Company believes it is one of the first launderers to offer garment tracking technologies that provide its customers with superior accountability for rented garments.

  The Company's customer base is diversified across a variety of industries. Customers range in size from large nationally-recognized businesses such as ALCOA, Eckerd Drugs, Hershey, Oneida, United Technologies and Xerox, to smaller businesses such as gas stations and other retail businesses. In particular, the Company believes it is a leading provider of textile rental services to the printing industry throughout its service area, with customers including The New York Times and USA Today.

  The Company was founded and incorporated in New York in 1929 and has been owned and operated by the Coyne family since its inception.

INDUSTRY OVERVIEW

  The textile rental industry in the United States, which had 1997 revenues in excess of $9 billion, consists of two segments: the industrial segment (uniforms, protective clothing, shop towels, floormats and dust control products) and the linen segment (sheets, tablecloths and other linen items). In 1997, approximately 96% of the Company's business was derived from the industrial segment. The primary product in the industrial segment is uniforms which accounted for approximately one-half of the Company's revenues in 1997. According to industry data compiled by the Textile Rental Service Association of America ("TRSA"), of the 120 million potential uniform wearers, only 25 million wear uniforms and only 8 million -- 7% wear rental uniforms. The "TRSA" estimated that the uniform rental services segment of the textile rental industry grew at a rate of 13.5% in 1996 and 4.4% in 1997.

  The Company believes that much of the uniform industry's overall growth has resulted from an increasing number of companies choosing to use uniform rental services to maintain a high-quality corporate image, improve employee safety, productivity and morale and reduce costs. In addition, the growth in jobs, particularly in the service sector, has increased the number of potential uniform wearers. In 1996 alone, more than ten million new jobs were created in the United States with an estimated 65-70% of these jobs accounted for by service industries whose employees tend to wear uniforms. CTS also believes that growth in the rental segment of the industry in particular will be driven by the broad trends to outsource non-core business functions. Growing markets for uniforms identified by the Company include building services, communications, food processing, heating/ventilation/air conditioning, landscaping, pest control, pharmaceuticals, security and trucking.

  In addition, the Company believes its industry-leading environmental capabilities and protective clothing expertise strategically position it to realize long-term benefits from continuing government regulation of the environment and the workplace. Increasingly stringent environmental regulations have been and continue to be the catalyst for a shift toward the outsourcing of the laundering of heavy soil items. Additionally, government mandated safety regulations for reflective wear and flame retardant garments and the most recent report to Congress under The Workers' Family Protection Act from the National Institute for Occupational Safety and Health ("NIOSH"), which states that home laundering is inadequate in decontaminating work clothes, are creating new opportunities for uniform service companies like CTS. The market for flame retardant clothing has been fueled by Occupational Safety and Health Agency ("OSHA") regulations holding employers responsible for supplying appropriate clothing based on an evaluation of potential workplace hazards. Employers are prohibited from supplying clothing that, when exposed to flames or arcs, could increase the extent of wearer injury. Growth in demand for environmental services and protective clothing is particularly valuable to the Company because these markets involve long-term relationships with customers and make use of the Company's technical knowledge of regulations, products, fabric types, climatic conditions and job functions.

  Although the industrial textile rental industry includes several national companies, the industry remains highly fragmented. Based on information obtained from Cleary Gull Reiland & McDevitt, an investment firm that closely follows the uniform rental industry, there are currently over 700 uniform rental businesses in operation, the majority of which are single facility operators. The Company believes that many of these smaller companies are being forced to exit the market due to a lack of economies of scale and the cost of complying with increasingly stringent environmental standards. The Company further believes that the industry will continue to experience consolidation in the future and that strategic acquisition opportunities will become available.

COMPETITIVE STRENGTHS

  The Company believes it has the following competitive strengths:

  Superior Environmental Capabilities. The Company has built industry-leading laundry waste-water treatment facilities and has developed a reputation as an environmental leader. As a result, the Company believes that it is a leading provider of heavy soil textile services to manufacturing and printing businesses in the eastern United States. The Company also believes that it is the largest provider of shop towels within its service area. Shop towels are reusable cotton industrial wiping cloths that are essential to the printing and furniture finishing industries and many manufacturing operations. Products such as shop towels contaminated with petroleum, chemical solvents or printing inks require specialized cleaning services that comply with environmental regulations. The Company's industry-leading waste-water treatment equipment recovers and recycles waste for use in fuel blending programs, thereby reducing the amount of hazardous substances sent to landfills for disposal and minimizing its customers' environmental exposure. The Company has built a strong environmental team that is directed by Robert B. Schaffer, Director of Environmental Affairs. Mr. Schaffer has extensive experience both in the textile rental industry and as a former appointed official of the Environmental Protection Agency ("EPA"). CTS has been identified as a preferred provider by many of the state and regional printing associations in the eastern United States and services large printing operations such as The New York Times and USA Today. As an extension to its product line, the Company pioneered its Reusable Absorbent System ("RAS") products, which are used to absorb free liquids, such as lubricating oils, around machines and equipment. The Company's RAS products are an environmentally responsible and cost-effective alternative to traditional disposable absorbents, and promote the EPA policy of waste minimization. Finally, the Company processes heavy soil work for many of its competitors that lack the same waste-water treatment capabilities as CTS. By providing heavy soil laundry services to other industrial laundry facilities, CTS is able to develop relationships with launderers that may be sold in the ongoing market consolidation.

  Protective Clothing Expertise. The Company believes that it is a recognized leader in the rental and servicing of protective garments and has substantial experience in designing, sourcing and managing these garments. Applications for these protective garments include airplane refueling, metal and glass manufacturing, oil refineries, petrochemical companies, pyrotechnic and munitions companies and utilities. These garments are specially manufactured to protect the wearer from a variety of workplace dangers. OSHA regulations hold employers responsible for supplying appropriate clothing based on an evaluation of potential workplace hazards. The protective clothing market requires knowledge of regulations, products, fabric types, climatic conditions and job functions. CTS has the expertise to help its customers conform to OSHA regulations, the technical knowledge required to evaluate different types of protective garments and the laundering capabilities to process the garments in a manner that ensures the garments retain their protective properties over their expected wear-life. The Company believes that its expertise in protective garments in conjunction with the high-level of control provided by its garment tracking capabilities gives it a significant advantage in the protective garment market. ALCAN, ALCOA and Virginia Power are just a few of the major accounts whose employees wear protective garments provided by CTS.

  Garment Tracking Capabilities. The Company believes that it is one of the first industrial launderers to implement bar-coding technologies, which provide customers with superior accountability for rented garments and more economical administration. CTS has invested in both bar-coding and radio frequency identification technologies that give each rented garment a specific identity. As a result, both CTS and its customers save time and money while promoting productivity and improving inventory control. Garment tracking is particularly important for protective clothing because of its higher replacement cost and the necessity to closely monitor garment use compared to expected wear-life to ensure the continued protective properties of the clothing. Further, the Company provides both on-line and printed reporting to its customers. Bar-coding is in place at most major accounts whose employees wear protective garments provided by CTS, including ALCOA, Wyeth-Ayerst and Xerox.

  Platform for Growth. The Company's recent investments in plants and equipment have created laundry plant capacity to support growth without commensurate increases in cost. In particular, the Company has introduced high-speed, automated equipment in a majority of its laundry facilities. As a result, the Company believes its existing plants and equipment could process approximately 25% more volume without significant increases in plant and equipment costs. The Company believes that this capacity will allow it to support increased business generated by its recently expanded sales force, respond faster to major account installations, open laundry terminals in contiguous areas and take advantage of acquisition opportunities.

  Superior Fleet and Distribution Capabilities. The Company has developed a superior fleet of approximately 450 trucks which provides a cost-effective link among the Company's laundry plants, laundry terminals and customers. The Company's fleet leverages existing laundry plant capacity by allowing the Company to allocate work among its laundry plants in response to cost factors and fluctuations in volume or capacity, and to enter into new contiguous markets with minimal capital expenditures. The Company's trucks are a key tool in projecting the Company's image, by displaying the corporate name, logo and slogan "WE RENT CLEAN!" These trucks, which are custom-built in the Company's Syracuse transportation facility, enhance productivity, quality of service and safety. In addition, by using a combination of a new truck engine, transmission and chassis with a used truck body (purchased at scrap prices), CTS saves approximately half of the costs associated with purchasing a comparable fleet which contain all of the Company's custom requirements. Further, CTS has transportation facilities throughout its service area that allow the fleet to be maintained at very high standards. The Company has received multiple National Private Truck Council Awards for the quality of its fleet and related maintenance.

BUSINESS STRATEGY

  The Company intends to continue to grow its business by focusing on the following strategies:

  Leverage Competitive Strengths. The Company's superior environmental capabilities, protective garment expertise and garment tracking capabilities have enabled it to secure leadership positions in the heavy soil and protective garment sectors of the market. CTS intends to focus on these sectors and then leverage client relationships to sell additional products and generate additional laundering service contracts. CTS believes that leveraging its leadership position in these areas and expanding the number of services provided to existing customers is an efficient and cost-effective method for achieving future growth.

  Leverage Existing Route System. The Company believes it can significantly increase revenues and improve profitability by increasing sales along its existing routes. Most of the geographic areas in which the Company has laundry plants and truck routes contain a significant number of potential customers. The Company intends to continue its penetration of these geographic areas by using its recently increased sales force to aggressively market its expertise in the heavy soil and protective garment niches of the market. Over the last two years, the Company has increased the number of dedicated sales associates from 25 to approximately 100 to ensure that all potential customers in existing geographic areas are actively marketed. The Company also utilizes its route salespeople to maximize sales to existing customers and develop new customer relationships along existing routes.

  Expand Geographic Scope in Contiguous Markets. The Company seeks to obtain new business by utilizing its recently increased sales force to expand into contiguous market areas that can be serviced from existing Company facilities which are located in the eastern United States. The Company identifies attractive geographic markets for its services based on the size of the market, the number and type of available customers and the presence of existing competitors. Typically, the Company has expanded by opening a laundry terminal location to service a new major account or buying a small competitor and building the business over time, thereby leveraging the Company's existing laundry plant investment. In addition, the Company has a national account sales organization which targets larger customers with nationwide operations that the Company can serve as the primary supplier of textile rental services.

  Provide Superior Customer Service. The Company seeks to distinguish itself from its competitors by providing superior customer service. The Company serves its customers with approximately 300 route salespersons, who generally interact on a weekly basis with their customers, and more than 150 service support people, who are responsible for expeditiously handling customer requirements regarding the outfitting of new customer employees, garment repair and replacement, billing inquiries and other matters. In addition, the Company offers its customers a range of service options, including full-service rental programs in which rental products are cleaned and maintained by the Company, leasing programs in which these products are cleaned and maintained by individual employees and direct sales of garments and other textile items. The Company's newly-implemented Customer Management Program ("CMP") is a computerized management tool used to measure and direct customer service activities. This program gathers and organizes customer service data, delivers key information regarding customer satisfaction to management and helps ensure more targeted service to address customer preferences. Compensation of the Company's managers in the laundry business is directly tied to their business units' financial performance and customer satisfaction as determined by the Company's CMP.

  Pursue Strategic Acquisitions. The Company seeks to acquire textile rental businesses that have customer accounts under contract, excellent service reputations, and the size and quality of routes to serve as the Company's base for expansion in an existing or new geographic market. In many cases, the Company has purchased customer contracts and routes without buying fixed assets normally associated with such contracts or routes. The textile rental industry has experienced significant consolidation in recent years but remains highly fragmented. The Company believes that increasingly stringent environmental regulations are forcing many smaller companies to exit the market, which provides the Company with significant opportunities for acquisitions and expansion.

                                  THE OFFERING

Initial Notes...............  The Initial Notes were sold by the Company on
                              June 26, 1998 pursuant to a Purchase Agreement dated June 23, 1998 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Initial Notes in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Registration Rights           Pursuant to the Purchase Agreement, the Company
 Agreement .................  and the Initial Purchasers entered into a
                              Registration Rights Agreement, dated June 26,
                              1998 (the "Registration Rights Agreement"), which grants the holders of the Initial Notes certain exchange and registration rights. The Exchange
                              Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered..........  $75,000,000 in aggregate principal amount of 11
                              1/4% Series B Senior Subordinated Notes of the Company due 2008.

                              $1,000 principal amount of the Exchange Notes in
The Exchange Offer..........  exchange for each $1,000 principal amount of
                              Initial Notes. As of the date hereof, $75,000,000 aggregate principal amount of Initial Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                              Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

                              Any broker-dealer who acquires Initial Notes from the Company may not rely on the no-action letters issued by the Commission to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling security holder in the prospectus) in connection with a resale of the Initial Notes or the Exchange Notes. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective, and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale; provided, however, that the Company and the Guarantors will have no obligation to amend or supplement this Prospectus unless the Company has received written notice from a Participating Broker-Dealer of their prospectus delivery requirements under the Securities Act within fifteen (15) business days following consummation of the Exchange Offer. See "Plan of Distribution."

                              Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes cannot rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date.............  5:00 p.m., New York City time, on    , 1998,
                              unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" means that latest date and time to which the "Exchange Offer is extended.

Accrued Interest on the
 Exchange Notes and Initial
 Notes......................  Interest on each Exchange Note will accrue from the last date on which interest was paid on the Initial Note surrendered in exchange thereof or, if no interest has been paid on the Initial Note, from the date of original issuance of such Initial Note. No interest will be paid on the Initial Notes accepted for exchange, and holders of Initial Notes whose Initial Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Initial Notes accrued up to the date of the issuance of the Exchange Notes.

Conditions to the Exchange
 Offer......................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "Exchange Offer--Conditions."

Procedures for Tendering
 Initial Notes..............  Each holder of Initial Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile thereof, together with the Initial Notes and any other required documentation to the Exchange Agent (as defined herein) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. In the case of any holder that is not a broker-dealer, each such holder, by tendering, will also represent to the Company that such holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering" and "Plan of Distribution."

Untendered Initial Notes....  Following the consummation of the Exchange Offer, holders of Initial Notes eligible to participate but who do not tender their Initial Notes will not have any further exchange rights and such Initial Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Initial Notes could be adversely affected.

Consequences of Failure to
 Exchange...................  The Initial Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Initial Notes may be resold only (i) to the Company, (ii) pursuant to an effective registration statement under the Securities Act, (iii) pursuant to Rule 144A under the Securities Act, (iv) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (v) pursuant to Rule 144 under the Securities Act or pursuant to some other exemption from registration under the Securities Act . See "Exchange Offer--Consequences of Failure to Exchange."

Shelf Registration
 Statement..................  In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or if any holder of the Initial Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) is not eligible to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company will, at its cost, use its best efforts to (a) file a shelf registration statement (the "Shelf Registration Statement") covering resales of the Initial Notes, (b) cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep continuously effective the Shelf Registration Statement for a period of at least two years. Other than as set forth above, holders of Initial Notes who do not tender in the Exchange Offer will not have any continuing rights under the Registration Rights Agreement.

Special Procedures for
 Beneficial Owners..........  Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
 Procedures.................  Holders of Initial Notes who wish to tender their
                              Initial Notes and whose Initial Notes are not immediately available or who cannot deliver their Initial Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Initial Notes according to the guaranteed delivered procedures set forth in "Exchange Offer-- Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration Date. See "Exchange Offer--Withdrawal of Tenders"

Acceptance of Initial Notes
 and Delivery of Exchange
 Notes......................  The Company will accept for exchange any and all
                              Initial Notes which are duly tendered in the Exchange Offer and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "Exchange Offer--Terms of the Exchange Offer.

Certain Tax Consequences....  The exchange pursuant to the Exchange Offer will not be a taxable event for Federal income tax purposes. See "Certain Federal Income Tax Considerations."

Use of Proceeds.............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer. See "Use of Proceeds."

Exchange Agent..............  IBJ Schroder Bank & Trust Company

                               THE EXCHANGE NOTES

General.....................  The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation and a different CUSIP number from the Initial Notes, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and
                              (iii) the Exchange Notes will not contain certain provisions included in the terms of the Initial Notes relating to the timing of the Exchange Offer. In addition, the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for the payment of Liquidated Damages in the event the Company fails to satisfy certain obligations under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is consummated. See "Exchange Offer--Purpose and Effect of Exchange Offer." The Exchange Notes will evidence the same debt as the Initial Notes and will be entitled to the benefits of the Indenture. See "Description of Notes."

Securities Offered..........  $75,000,000 in aggregate principal amount of 11
                              1/4% Series B Senior Subordinated Notes due 2008 of the Company.

Maturity Date...............  June 1, 2008.


Interest Payment Dates......  June 1 and December 1 of each year, commencing
                              December 1, 1998.


Subsidiary Guarantees.......  The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, by each of the existing and future Domestic Subsidiaries (as defined herein) of the Company (each a "Guarantor" and, collectively, the "Guarantors") other than the Receivables Subsidiaries (as defined herein). Currently, there are no Receivables Subsidiaries and all of the Company's present subsidiaries are Guarantors.

Subordination...............  The Exchange Notes will be general unsecured obligations of the Company, will rank subordinate in right of payment to all Senior Debt and will rank senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Company. The Subsidiary Guarantees will be general unsecured obligations of the Guarantors, will rank subordinate in right of payment to all Senior Debt of the Guarantors and will rank senior or pari passu in right of payment to all existing and future subordinated indebtedness of the

                              Guarantors. As of July 31, 1998, on an as adjusted basis, the Exchange Notes would have been subordinate to approximately $12.4 million of Senior Debt. See "Risk Factors--
                              Subordination."

Optional Redemption.........  On or after June 1, 2003, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption. See "Description of Notes--Optional Redemption."

Change of Control...........  Upon a Change of Control (as defined herein), the
                              Company will be required to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase. See "Description of Notes--Repurchase at the Option of Holders-- Change of Control."

Covenants...................  The Indenture restricts, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, issue preferred stock, enter into sale and leaseback transactions, incur liens, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person, sell stock of subsidiaries, and assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. See "Description of Notes--Certain Covenants."

Use of Proceeds.............  The net proceeds of the Offering were used to repay certain indebtedness, to repurchase outstanding common stock warrants and for working capital and general corporate purposes. See "Use of Proceeds."

              SUMMARY UNAUDITED AS ADJUSTED FINANCIAL INFORMATION

  The unaudited financial information set forth in the following table is adjusted to give effect to the sale of the Initial Notes and the application of the proceeds therefrom as described in "Use of Proceeds" as if such transactions had been consummated on the first day of each period presented. The unaudited as adjusted financial information is presented for illustrative purposes only and is not necessarily indicative of results that would have been reported had such transactions actually occurred on the date specified, nor is it indicative of the Company's future results. Operating results for the nine month period ended July 31, 1998 are not necessarily indicative of the results that may be expected for the year ending October 31, 1998. All financial information in this table should be read in conjunction with the notes below and the Company's Consolidated Financial Statements, the related notes, and other information contained elsewhere in this Prospectus.

                                                                   NINE MONTHS
                                                    YEAR ENDED        ENDED
                                                 OCTOBER 31, 1997 JULY 31, 1998
                                                 ---------------- -------------
                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net revenue...................................     $122,935       $100,999
  Income from operations........................       10,792          7,679
  Interest expense (1)..........................       26,877         24,930
  Loss before income taxes and extraordinary
   charge (2)...................................     $(16,085)      $(17,251)
OTHER DATA:
  Capital expenditures..........................     $  2,584       $  4,188
  Depreciation and amortization.................        5,004          3,996
  Ratio of earnings to fixed charges (3)........          --             --
BALANCE SHEET DATA (AT PERIOD END):
  Working capital...............................                    $ 15,981
  Total assets..................................                     111,716
  Total debt....................................                      86,505
  Shareholders' equity (deficit) (4)............                      (8,019)

-------
(1) Reflects an interest rate of 11 1/4% on the Initial Notes. Included in interest expense, for each respective period, is a $17,257 charge for the cost to redeem common stock warrants held by Capital Resource Lenders II and Exeter Venture Lenders (the "Warrants") in excess of their book carrying value. The Warrants were redeemed with a portion of the proceeds of the Offering. The Warrants were issued in 1994 in connection with the issuance of subordinated notes having a face value of $12,000 (the "Old Notes") which were also redeemed with a portion of the proceeds of the Offering.
(2) Excludes extraordinary charges attributable to the Old Notes of $1,292 and $939, respectively, for the write-off of unamortized financing charges and original issue discount, net of taxes.
(3) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of income (loss) before income taxes plus fixed charges, excluding capitalized interest. For the year ended October 31, 1997 and the nine months ended July 31, 1998, earnings include a $17,257 pretax charge for the redemption of the Warrants, as if the transaction occurred as of the beginning of each period. Fixed charges include interest, whether expensed or capitalized, amortization of deferred financing costs and that portion of rental expense estimated to be attributable to interest. For the fiscal year ended October 31, 1997 and the nine-months ended July 31, 1998, earnings were insufficient to cover fixed charges by $16,085, and $17,251, respectively.
(4) Shareholders' deficit includes a one-time charge incurred to redeem the Warrants and reflects charges of $939, net of tax, associated with the repayment of the Old Notes and various senior debt obligations as of October 31, 1997. The amount of the shareholders' deficit varies in other tables presented herein as a result of different effective dates of these transactions for presentation purposes.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

  The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company as of October 31, 1996 and 1997 and for each of the three years in the period ended October 31, 1997, including the notes thereto, appearing elsewhere herein.

                                                                             NINE MONTHS
                                    YEAR ENDED OCTOBER 31,                  ENDED JULY 31,
                         ------------------------------------------------  -----------------
                           1993      1994      1995      1996      1997     1997      1998
                         --------  --------  --------  --------  --------  -------  --------
                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 Net revenue............ $107,745  $110,407  $117,768  $119,085  $122,935  $91,278  $100,999
 Income from operations
  (1)...................    7,222     5,292     7,595     8,179    10,792    7,821     7,679
 Interest expense (2)...    4,659     5,516     6,254     6,786     6,715    5,085    22,637
 Income (loss) before
  income taxes,
  extraordinary item and
  cumulative effect of
  change in accounting
  principle.............    2,563      (224)    1,341     1,393     4,077    2,736   (14,958)
 Provision for income
  taxes.................    1,425       413       890       847     2,025    1,360       643
 Income (loss) before
  extraordinary item and
  cumulative effect of
  change in accounting
  principles............    1,138      (637)      451       546     2,052    1,376   (15,601)
 Extraordinary item, net
  of tax (3)............      --        --        --        --        --       --       (939)
 Cumulative effect of
  change in accounting
  for income taxes (4)..      --       (829)      --        --        --       --        --
 Net income (loss)...... $  1,138  $ (1,466) $    451  $    546  $  2,052  $ 1,376  $(16,540)
OTHER DATA:
 Capital expenditures
  (5)................... $  4,745  $  9,915  $  8,731  $  9,820  $  2,584  $ 1,746  $  4,188
 Depreciation and
  amortization..........    3,366     3,780     4,416     4,779     5,289    3,919     4,209
 Ratio of earnings to
  fixed charges (6).....      1.4x      --        1.2x      1.2x      1.5x     1.5x      --
BALANCE SHEET DATA (AT
 PERIOD END):
 Working capital........ $  4,763  $  8,812  $ 11,255  $  6,608  $  6,769  $ 6,904  $ 18,789
 Total assets...........   77,478    85,001    93,170    97,432   102,621   97,651   112,565
 Total debt.............   45,435    48,020    56,680    58,051    58,557   58,339    87,365
 Warrants...............      --      1,743     1,743     1,743     1,743    1,743       --
 Shareholders' equity
  (deficit) (7).........    7,978     6,996     7,373     7,845     9,897    9,222    (6,643)

--------
(1) Income from operations for 1993 and 1994 includes gains from property insurance claims of $364 and $828, respectively.

(2) Included in the nine months ended July 31, 1998 is a $17,257 charge for the cost to redeem the Warrants in excess of their book carrying value. The Warrants were issued in connection with the issuance of the Old Notes which were also redeemed with a portion of the proceeds of the Offering.

(3) Extraordinary loss on debt retirement resulted from the write off of unamortized financing costs and original issue discount attributable to the Old Notes totalling $1,304, net of taxes of $365.

(4) Attributable to the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes," effective November 1, 1993.

(5) Capital expenditures in 1993 through 1996 included costs associated with the construction of laundry plants in Buffalo, NY, Richmond, VA and New Bedford, MA.

(6) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of income (loss) before income taxes plus fixed charges, excluding capitalized interest. Earnings for the nine months ended July 31, 1998 include a $17,257 pretax charge for the redemption of the Warrants. Fixed charges include interest, whether expensed or capitalized, amortization of deferred financing costs and original issue discount attributable to the Old Notes, and that portion of rental expense estimated to be attributable to interest. For the year ended October 31, 1994 and the nine months ended July 31, 1998, earnings were insufficient to cover fixed charges by $224 and $14,958, respectively.

(7) Shareholders' deficit at July 31, 1998 includes a one-time charge incurred to redeem the Warrants.

                                 RISK FACTORS

  This Prospectus includes forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the Company's forward-looking statements are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth below and elsewhere in this Prospectus.

LEVERAGE

  The Company is highly leveraged. After giving effect to the Offering and the application of the proceeds therefrom as of July 31, 1998, the Company had total indebtedness of approximately $87.4 million and shareholders' deficit of approximately $6.6 million. The Company and its subsidiaries will be permitted to incur substantial additional indebtedness in the future. See "Capitalization" and "Selected Financial and Operating Data" and "Description of Notes."

  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures and research and development expense will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations, anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility (as defined herein), will be adequate to meet the Company's future liquidity needs for the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The degree to which the Company is leveraged could have important consequences to holders of the Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, research and development and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry and
(vi) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Indenture and the New Credit Facility contain financial and other restrictive covenants that will limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes--Repurchase at Option of Holder--Change of Control" and "Description of Other Indebtedness-- New Credit Facility."

SUBORDINATION

  The Notes and the Subsidiary Guarantees are subordinated in right of payment to all existing and future Senior Debt of the Company and the Guarantors. However, the Indenture will provide that the Company will not, and will not permit any of the Guarantors to, incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or any of the Subsidiary Guarantees. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Senior Debt will be entitled to be paid in full before any payment may be made with respect to the Notes. In addition, the subordination provisions of the Indenture will provide that payments with respect to the Notes will be blocked in the event of a payment default on Senior Debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Senior Debt. In the event of a bankruptcy, liquidation or reorganization of the Company, holders of the Notes will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the Notes, and potentially with all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than the holders of Senior Debt.

  As of July 31, 1998, on an as adjusted basis after giving effect to the Offering and the application of the proceeds therefrom, the aggregate amount of Senior Debt of the Company and its subsidiaries would have been approximately $12.4 million, and giving effect to borrowing restrictions, approximately $48 million would have been available for additional borrowing under the New Credit Facility. The Indenture permits the incurrence of substantial additional indebtedness, including Senior Debt, by the Company and its subsidiaries in the future. See "Description of Other Indebtedness--New Credit Facility."

POSSIBLE INABILITY TO FUND A CHANGE OF CONTROL OFFER

  Upon a Change of Control, the Company will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered or that restrictions in the New Credit Facility will allow the Company to make such required repurchases. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of Notes--Repurchase at Option of Holders."

FRAUDULENT CONVEYANCE

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any Guarantor, at the time it incurred the indebtedness evidenced by the Notes or its Subsidiary Guarantee, (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature, and (ii) the Company or such Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes and the Subsidiary Guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Notes or the Subsidiary Guarantees could be subordinated to all other debts of the Company or such Guarantor, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the Notes or the payment of amounts by a Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Guarantor, as the case may be.

  The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

  On the basis of historical financial information, recent operating history and other factors, the Company and each Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Offering and the New Credit Facility, it is not insolvent, does not have unreasonably small capital for the business in which it is engaged and has not incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's or the Guarantors' conclusions in this regard.

SUBSIDIARY GUARANTEES

  The assets and operations of the Company's Domestic Subsidiaries are not material when compared to the Company's consolidated financial statements, results of operations or cash flows. Accordingly, an investor should not rely on the Subsidiary Guarantees as ensuring repayment of the Company's obligations under the Notes.

COMPETITION

  The textile rental industry is highly competitive and several firms in the industry are larger and have substantially greater financial and other resources than the Company. The Company's leading competitors include ARAMARK Corporation, Cintas Corporation, G&K Services, Inc., Unifirst Corp. and Unitog Company. The Company also competes with numerous local and regional companies, many of which enjoy cost advantages in their respective markets. In addition, the Company may increasingly face competition in the future from businesses that focus on selling uniforms and other related items. The Company believes that the primary competitive factors that affect its operations are price and its ability to meet customer specifications, which include design, quality and service. To the extent existing or future competitors seek to gain or retain market share by reducing prices, the Company may be required to lower its prices, thereby adversely impacting operating results. As a result of these factors, there can be no assurance that competition from existing or potential competitors will not have a materially adverse effect on the Company's results of operations. The Company's competitors also generally compete with the Company for acquisition candidates, which has the effect of increasing the price for acquisitions and reducing the number of available acquisition candidates. See "Business--Competition."

GENERAL ECONOMIC CONDITIONS

  The Company's business may be adversely affected by national or regional economic slowdowns or by certain industry specific slowdowns. The Company's operating results may also be adversely affected by events or conditions in a particular area, such as adverse weather and other factors. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity, while simultaneously resulting in a higher interest expense to the Company under its New Credit Facility.

SEASONALITY AND QUARTERLY FLUCTUATIONS

  Historically, the Company's revenues and operating results have varied from quarter to quarter and are expected to continue to fluctuate in the future. These fluctuations have been due to a number of factors including: general economic conditions in the Company's markets; the timing of acquisitions and of commencing start-up operations and related costs; the effectiveness of integrating acquired businesses and start-up operations; the timing of capital expenditures; seasonal rental and purchasing patterns of the Company's customers; and price changes in response to competitive factors. In addition, the Company's operating results historically have been seasonally lower during the third fiscal quarter (May, June and July) than during the other quarters of the fiscal year. The Company incurs various costs in integrating or establishing newly acquired businesses or start-up operations, and the profitability of a new location is generally expected to be lower in the initial period of its operation than in subsequent periods. Start-up operations in particular lack the support of an existing customer base and require a significantly longer period to develop sales opportunities and meet targeted operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality."

ENVIRONMENTAL REGULATION

  The Company and its operations are subject to various federal, state and local laws and regulations governing, among other things, the generation, handling, storage, transportation, treatment and disposal of hazardous wastes and other substances. In particular, the Company generates and must dispose of significant quantities of laundry waste-water including detergent, petroleum and other residues. In the past, the Company has settled or contributed to the settlement of actions or claims brought against the Company relating to the disposal of hazardous materials and there can be no assurance that the Company will not have to expend material amounts to remediate the consequences of any such disposal in the future. Further, under environmental laws, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in or emanating from such property, as well as related costs of investigation and property damage. Such laws often impose liability without regard to whether the owner or lessee knew of or was responsible for the presence of such hazardous or toxic substances. There can be no assurance that acquired or leased locations have been operated in compliance with environmental laws and regulations or that future uses or conditions will not result in the imposition of liability upon the Company under such laws or expose the Company to third-party actions such as tort suits.

  In addition, the EPA has recently proposed a federal environmental regulatory framework applicable to industrial laundry operations, called categorical pre-treatment standards, which would replace local regulations. These regulations, scheduled to take effect in 1999, if implemented as proposed, would require the Company and its competitors to expend substantial amounts on compliance, thereby increasing operating costs and capital expenditures. To the extent such costs and expenses could not be offset by price increases, the Company's results of operations could be adversely affected. Further, there can be no assurance of the final form of these regulations or of the future course of environmental regulations in general. Until such regulations are finalized, the Company is not able to determine the cost of compliance.

  The Company also believes that a substantial amount of its revenues are attributable to customers that are concerned about environmental issues and are seeking an environmentally responsible solution to their laundry needs. Any changes in existing environmental regulations could affect such customer's perceived value of the Company's services, possibly to a material degree.

ACQUISITIONS

  The Company intends in the future to selectively pursue acquisitions of textile rental businesses, routes and customer contracts, although the Company has no present understandings, commitments or agreements with respect to any such acquisitions. Future acquisitions by the Company could result in the incurrence of debt and contingent liabilities and an increase in amortization expenses related to goodwill and other intangible assets, which could have a material adverse effect upon the Company's business, financial condition and results of operations. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired assets and the diversion of management's attention from other business concerns. In the event that any such acquisition were to occur, there can be no assurance that the Company's business, financial condition and results of operations would not be materially adversely affected. In addition, attractive acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers. There can be no assurance that the Company will be able to complete future acquisitions. In order to finance such acquisitions, it may be necessary for the Company to obtain additional funds either through public or private financings, including bank and other secured and unsecured borrowings and the issuance of debt or equity securities.

CONTROLLING SHAREHOLDERS

  All of the Company's equity securities are owned of record by J. Stanley Coyne or trusts established by him. See "Principal Shareholders." As a result,
J. Stanley Coyne and such trusts have the ability to elect the Board of Directors of the Company, to approve or disapprove other matters requiring shareholder approval, and to control the affairs and policies of the Company. The interests of J. Stanley Coyne and such trusts as the sole equity holders of the Company may differ from the interests of holders of the Notes.

DEPENDENCE ON SENIOR MANAGEMENT; ABILITY TO ATTRACT AND RETAIN QUALIFIED
PERSONNEL

  The Company's success is largely dependent on the skills, experience and efforts of its senior management and certain other key personnel. If, for any reason, one or more senior executives or key personnel were not to remain active in the Company, the Company's results of operations could be adversely affected. The Company's future success also depends upon its ability to attract and retain qualified managers and technical and marketing personnel, as well as a sufficient number of hourly workers. There is competition in the market for the services of such qualified personnel and hourly workers and the Company's failure to attract and retain such personnel or workers could adversely affect the Company's results of operations. See "Business-- Employees" and "Management."

INFORMATION SYSTEMS; YEAR 2000

  The Company has made a substantial investment in its information systems and intends to spend significant amounts on its information systems in the future. In particular, the Company is currently implementing new billing and route accounting systems which are millennium ("Year 2000") compliant. Additionally the Company is currently evaluating the programming code in its other existing computer and software systems. The issue with respect to Year 2000 is whether systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause complete system failures. There can be no assurance that the Year 2000 problem will not have a material adverse effect on the results of operations of the Company.


UNIONIZED WORK FORCE

  As of July 31, 1998 the Company was subject to 29 collective bargaining agreements covering approximately 800 of the Company's 1700 employees and the number of employees of the Company covered by collective bargaining agreements could increase in the future. There can be no assurance that the unions will not engage in a work stoppage or strike in the future. Although the Company believes that relations with the unions are satisfactory, a prolonged work stoppage or strike by its unionized work force could have a material adverse effect on the Company's results of operations. See "Business--Employees."

  Certain employees of the Company are covered by union sponsored, collectively bargained, multiemployer pension plans (the "Union Plans") which may be subject to the withdrawal liability provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In the event that the Company incurs a complete or partial withdrawal from any of the Union Plans, either by reducing or completely terminating all contributions to a Union Plan or by permanently ceasing to have a legal obligation to contribute to such Union Plan, the Company may be liable for its share of unfunded vested benefits, if any, related to such Union Plan. Information from the administrators of the Union Plans is not available to permit the Company to determine its share of unfunded vested benefits, if any, related to the Union Plans. The Company does not believe that it will incur such liability and, as such, the Company has not recorded a charge for such liability. There can be no assurance, however, that the Company will not be liable for any such withdrawal liability, which liability could have a material adverse effect on the Company's financial condition and results of operations. Such liability may also cause an Event of Default under the Indenture and a default under the Company's other indebtedness, including the New Credit Facility.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF NOTES

  Prior to the Exchange Offer, there has not been any public market for the Exchange Notes. The Initial Notes have not been registered under the Securities Act and are subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Initial Notes who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Initial Notes. However, to the extent the Initial Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Initial Notes could be adversely affected. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statements. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the Exchange Notes, future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

EFFECT OF CHANGE OF CONTROL PROVISIONS

  The Change of Control provisions contained in the Indenture may deter, discourage or make more difficult the assumption of control of the Company by another corporation or person through a merger, tender offer, stock purchase or other take-over attempt, and consequently may adversely affect the market prices for the Company's securities and may adversely affect the Company's ability to obtain additional financing in the future. See "Description of Notes--Repurchase at Option of Holders."

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

  Issuance of the Exchange Notes in exchange for the Initial Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Initial Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Initial Notes desiring to tender such Initial Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Company nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Initial Notes for exchange. Initial Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Initial Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Any broker-dealer who acquires Initial Notes from the Company may not rely on the no-action letters issued by the Commission to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling security holder in the prospectus) in connection with a resale of the Initial Notes or the Exchange Notes. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Subject to certain exceptions, the Company has agreed that for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective, and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale; provided, however, that the Company and the Subsidiary Guarantors will have no obligation to amend or supplement this Prospectus unless the Company has received written notice from a Participating Broker-Dealer of their prospectus delivery requirements under the Securities Act within fifteen business days following consummation of the Exchange Offer. See "Plan of Distribution." To the extent that Initial Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected. See "Exchange Offer."

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Initial Notes in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which they replace), except as otherwise described herein. The Initial Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the summary unaudited as adjusted financial information or capitalization tables.

  The proceeds received by the Company from the Offering were used principally to repay certain indebtedness, repurchase the Warrants and pay transaction fees and expenses relating thereto.

  The following table and footnotes thereto set forth the source and uses of funds in connection with the Offering (dollars in thousands):

SOURCE OF FUNDS:
  Initial Notes........................................................ $75,000
USES OF FUNDS:
  Repayment of old credit facilities (1)............................... $30,518
  Redemption of Old Notes (2)..........................................  12,000
  Redemption of Warrants (3)...........................................  19,000
  Repayment of other debt..............................................   3,347
  Working capital and general corporate purposes.......................   7,135
  Transaction fees and expenses........................................   3,000
                                                                        -------
    Total Uses......................................................... $75,000
                                                                        =======

--------
(1) Includes repayment of old credit facilities consisting of loans payable to NationsBank, N.A. (the "Bank"), an affiliate of NationsBanc Montgomery Securities LLC, and the other lender thereto as follows: (a) a term loan in the amount of $5,900 with interest payable monthly at an annual interest rate equal to the Bank's prime rate plus 1.25%; (b) a term loan in the amount of $10,000 with interest payable monthly at an annual interest rate equal to the Bank's prime rate plus 1.5%; (c) an acquisition facility in the amount of $1,047 with interest payable monthly at an annual interest rate equal to the Bank's prime rate plus 1.75%; and (d) a revolving credit facility in the amount of $13,571 with interest payable monthly at an annual interest rate equal to the Bank's prime rate plus 1.0%. The Bank's prime rate was 8.5% at July 31, 1998.
(2) The Old Notes were payable to Capital Resource Lenders II and Exeter Venture Lenders with interest payable quarterly at an annual interest rate of 12.0%.
(3) Represents amounts paid or payable in connection with the redemption of the Warrants as follows: $6,000 for the Warrants, $11,000 for an early termination fee and $2,000 for a management fee (collectively, the "Distribution"). The $2,000 management fee is payable over an 18 month period. The Warrants entitled the holders to purchase up to 642 shares of Class A Common Stock and up to 16,250 shares of Class B Common Stock at a purchase price of $.01 per share and were redeemed upon the closing of the Offering pursuant to agreements with the holders which provided for payment of the Distribution.

                                CAPITALIZATION

  The following table sets forth (i) the capitalization of the Company as of July 31, 1998 which reflects, on a historical basis, the effect of the Offering of the Initial Notes and the application of the proceeds therefrom. This table should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                               AT JULY 31,
                                                                  1998
                                                                 -------
                                                                (DOLLARS
                                                                   IN
                                                                THOUSANDS)
Long-term debt.................................................  $87,365
Shareholders' equity (deficit) (1).............................   (6,643)
                                                                 -------
    Total capitalization.......................................  $80,722
                                                                 =======

--------
(1) Shareholders' deficit includes a one-time charge incurred to redeem the Warrants and reflects an after-tax extraordinary charge of approximately $939 associated with the repayment of the Old Notes and various senior debt obligations recognized upon completion of the Offering. The amount of the shareholders' deficit varies in other tables presented herein as a result of different effective dates of these transactions for presentation purposes.

                     SELECTED FINANCIAL AND OPERATING DATA

  The selected financial data set forth below for the Company as of October 31, 1997 and 1996 and for each of the three years in the period ended October 31, 1997 are derived from the audited Consolidated Financial Statements included elsewhere herein. The selected financial data for the years ended October 31, 1993 and 1994 and for the nine month periods ended July 31, 1997 and 1998 are derived from unaudited Consolidated Financial Statements. The unaudited Consolidated Financial Statements include all adjustments consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended July 31, 1998 are not necessarily indicative of the results that may be expected for the entire year ended October 31, 1998. The data should be read in conjunction with the Consolidated Financial Statements and related notes, and other financial information included herein.

                                                                             NINE MONTHS ENDED
                                     YEAR ENDED OCTOBER 31,                       JULY 31,
                          ------------------------------------------------  -------------------
                            1993      1994      1995      1996      1997      1997     1998
                          --------  --------  --------  --------  --------  -------  ----------
                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 Net revenue............  $107,745  $110,407  $117,768  $119,085  $122,935  $91,278  $100,999
 Income from operations
  (1)...................     7,222     5,292     7,595     8,179    10,792    7,821     7,679
 Interest expense (2)...     4,659     5,516     6,254     6,786     6,715    5,085    22,637
 Income (loss) before
  provision for income
  taxes, extraordinary
  item and cumulative
  effect of change in
  accounting
  principles............     2,563      (224)    1,341     1,393     4,077    2,736   (14,958)
 Provision for income
  taxes.................     1,425       413       890       847     2,025    1,360       643
 Income (loss) before
  extraordinary item and
  cumulative effect of
  change in accounting
  principles............     1,138      (637)      451       546     2,052    1,376   (15,601)
 Extraordinary item, net
  of tax (3)............       --        --        --        --        --       --       (939)
 Cumulative effect of
  change in accounting
  for income taxes (4)..       --       (829)      --        --        --       --        --
 Net income (loss)......  $  1,138  $ (1,466) $    451  $    546  $  2,052  $ 1,376  $(16,540)
OTHER DATA:
 Capital expenditures
  (5)...................  $  4,745  $  9,915  $  8,731  $  9,820  $  2,584  $ 1,746  $  4,188
 Depreciation and
  amortization..........     3,366     3,780     4,416     4,779     5,289    3,919     4,209
 Ratio of earnings to
  fixed charges (6).....       1.4x      --        1.2x      1.2x      1.5x     1.5x      --
BALANCE SHEET DATA (AT
 PERIOD END):
 Working capital........  $  4,763  $  8,812  $ 11,255  $  6,608  $  6,769  $ 6,904  $ 18,789
 Total assets...........    77,478    85,001    93,170    97,432   102,621   97,651   112,565
 Total debt.............    45,435    48,020    56,680    58,051    58,557   58,339    87,365
 Warrants...............       --      1,743     1,743     1,743     1,743    1,743       --
 Shareholders' equity
  (deficit).............     7,978     6,996     7,373     7,845     9,897    9,222    (6,643)

-------

(1) Income from operations for 1993 and 1994 includes gains from property insurance claims of $364 and $828, respectively.
(2) Interest expense for the nine months ended July 31, 1998 included a $17,257 charge for the cost to redeem the Warrants in excess of their book carrying value. The Warrants were redeemed with a portion of the proceeds of the Offering. The Warrants were issued in connection with the issuance of the Old Notes which were also redeemed with a portion of the proceeds of the Offering.
(3) Represents the extraordinary charge attributable to the write-off of unamortized financing charges and original issue discount of $1,304, net of taxes of $365.
(4) Attributed to the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes," effective November 1, 1993.
(5) Capital expenditures in 1993 through 1996 included costs associated with the construction of laundry plants in Buffalo, NY, Richmond, VA and New Bedford, MA.
(6) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of income (loss) before income taxes plus fixed charges, excluding capitalized interest. Earnings for the nine months ended July 31, 1998 included a $17,257 pretax charge for the redemption of the Warrants (see notes to the Consolidated Financial Statements). Fixed charges included interest, whether expensed or capitalized, amortization of deferred financing costs and original issue discount attributable to the Old Notes, and that portion of rental expense estimated to be attributable to interest. Actual earnings for the fiscal year ended October 31, 1994 and the nine months ended July 31, 1998 were insufficient to cover fixed charges by $224 and $14,958 , respectively .

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The following should be read in conjunction with the "Selected Financial and Operating Data," the Company's Consolidated Financial Statements and the related notes thereto contained in this Prospectus.

  The Company was founded in 1929 and currently provides textile rental products and laundering services from 40 locations to approximately 40,000 accounts in diversified industries. Historically, the Company has grown through a combination of internal growth at its existing locations, new location start-ups and acquisitions. The Company has financed its new location start-ups and acquisitions principally with internally generated cash flow, secured borrowings and seller financing. Since the beginning of fiscal 1995, the Company has completed various small acquisitions of routes and customer contracts from local laundry companies, which in the aggregate have contributed modestly to revenues. The Company has recently focused on increasing revenues and profitability across its locations through investments in sales force personnel and training, information systems, facilities and equipment designed to improve asset utilization and through targeted marketing efforts.

  The Company's principal business is the rental and servicing of workplace uniforms, protective clothing, industrial shop towels and other textile rental products such as floormats and dust mops. The Company typically serves its customers pursuant to written service contracts that range in duration from three to five years. For fiscal 1995, 1996 and 1997, the Company's garment rental operations (which include laundry services) produced approximately 48% of its revenues, the rental of shop towels produced approximately 26% of its revenues, and the rental of other products accounted for approximately 19% of revenue in each of those years. In addition, the Company sells a full range of garments, towels and other items directly to customers. These sales produced on average approximately 7% of the Company's revenues in each of fiscal 1995, 1996 and 1997.

  Although the Company's revenues grew modestly from $118 million in fiscal 1995 to $123 million in fiscal 1997, a compound annual rate of 2.1%, the Company achieved a higher rate of earnings growth through the realization of operating efficiencies and cost controls. The improved performance resulted, in large part, from the realization of operating efficiencies and cost controls achieved in connection with the Company's strategic management program initiated in 1996.

RESULTS OF OPERATIONS

  The following table presents certain statements of historical operations data as a percentage of sales for the periods indicated and should be read in conjunction with the other financial information of CTS contained elsewhere in this Prospectus.

                                                               NINE MONTHS
                                  YEAR ENDED OCTOBER 31,     ENDED JULYL 31,
                                  -------------------------  ----------------
                                   1995     1996     1997     1997     1998
                                  -------  -------  -------  -------  -------
Net revenue......................   100.0%   100.0%   100.0%   100.0%   100.0%
Cost of rental operations........    75.4     73.7     70.8     71.2     70.9
Cost of direct sales.............     3.6      4.7      4.7      4.3      5.2
Selling, general and administra-
 tive............................    14.6     14.7     15.7     15.9      6.3
Income from operations...........     6.4      6.9      8.8      8.6      7.6

 Nine Months Ended July 31, 1998 Compared to the Nine Months Ended July 31,
1997

  Net Revenue. Net revenues were $101 million for the nine months ended July 31, 1998, representing an increase of $9.7 million or 10.7% as compared to $91.3 million for the nine months ended July 31, 1997. The increase can be attributed to growth from existing operations of approximately $5.8 million due substantially to new sales generated by the Company's expanded sales organization. The acquisition of several small routes in the second half of fiscal 1997 have also contributed approximately $3.9 million to the revenue growth.

  Cost of Rental Operations. Cost of rental operations of $71.6 million for the nine months ended July 31, 1998 was 70.9% of total revenue for the period. This represents a decrease of 0.4% as compared to the nine months ended July 31, 1997. This decrease in the cost of rental operations was due to a change in the mix between direct sales and rental business. Direct sales grew faster than rental revenue during the nine months ended July 31, 1998. Cost of rental operations for the nine month period was 76.5% of rental revenue, an increase of 0.8% from the same period in 1997. The increase in cost of rental operations was due to the start up costs associated with new rental contracts.

  Cost of Direct Sales. Cost of direct sales of $5.2 million for the nine months ended July 31, 1998 was 5.2% of total revenue for the period. This represents a 18% increase over the nine months ended July 31, 1997. Direct sales grew approximately 30% during the first nine months of 1998 due to increased focus by the Company's sales organization on this segment of the business. Cost of direct sales was 69.7% of direct sale revenue for the nine months ended July 31, 1998, an increase of 18% over the same period in 1997. This slight increase was due to an increase in garment replacement programs with several major accounts.

  Selling, General and Administrative Expense. Selling general and administrative expense was $16.6 million for the nine months ended July 31, 1998 representing an increase $2.0 million or 13.9% over the same period in 1997. The increase was due primarily to selling expense which increased $1.7 million or 44.0% to $3.9 million for the nine months ended July 31, 1998. The increase can be attributed to the significant expansion of the Company's sales organization during fiscal 1998. This expansion included increases in the number of personnel and related training costs, as well as related sales and marketing costs. The Company anticipates that this expansion will generate additional revenues which the Company began to benefit from during the first nine months of fiscal 1998. Growth in revenues is expected to lag behind new selling costs, as it takes time for new sales personnel to build books of long-term contracts.

  Income from Operations. Income from operations was $7.7 million for the nine months ended July 31, 1998 as compared to $7.8 million for the nine months ended July 31, 1997. This nominal decrease resulted from an increase in one-time costs associated with the significant investment in the sales organization.

  Interest Expense. Interest expense was $22.6 million for the nine months ended July 31, 1998 and $5.1 million for the nine months ended July 31, 1997. In May 1998, the Company entered into an agreement to redeem the Warrants for $19.0 million. The excess of the redemption payment over the book value of the Warrants of $17.3 million has been included in interest expense in the nine months ended July 31, 1998. In addition, interest expense exceeded 1997 levels due to the higher rate and outstanding borrowings associated with the subordinated notes issued in June 1998.

  Income Taxes. The Company's tax provision of $.06 million for the nine months ended July 31, 1998 was $.07 million less than the tax expense for the corresponding prior year period. The effective tax rate between the periods is not comparable due to the non-deductability of certain of the expenses associated with the redemption of the Warrants.

  Extraordinary Item. The extraordinary charge of $.9 million in 1998 represents the write-off of $1.3 million of deferred financing costs associated with retired debt obligations, reduced by the resulting tax benefit of $.4 million.

  Net Income (Loss). Net loss was ($16.5) million for the nine months ended July 31, 1998 compared with net income of $1.4 million for the nine months ended July 31, 1997. This decrease was due to the one-time charge of $17.3 million associated with the Warrant redemption agreement.

 Fiscal Year 1997 Compared to Fiscal Year 1996

  Net Revenue. Net revenue was $122.9 million in fiscal 1997, representing an increase of $3.8 million or 3.2% as compared to $119.1 million in fiscal 1996. The increase can be attributed to growth from existing operations (2.2%) and acquisitions (1.0%). Several small acquisitions, primarily in the Atlanta and Charlotte markets, during fiscal 1997 contributed $1.2 million during the period.

  Cost of Rental Operations. Cost of rental operations of $87.0 million for the year ended October 31, 1997 was 70.8% of total revenue. This represents a decrease of 2.9% as compared to the fiscal year ended October 31, 1996. Cost of rental operations for the year was 75.9% of rental revenue, a reduction of 3.2% as compared to the fiscal year ended October 31, 1996. The improved profitability in rental operations was due primarily to the realization of operating efficiencies and cost controls resulting from process improvement initiatives implemented in connection with the Company's strategic management program.

  Cost of Direct Sales. Cost of direct sales of $5.8 million for the year ended October 31, 1997 was a 4.7% of total revenue. This represents a 0.6% increase as compared to the fiscal year ended October 31, 1996. Direct sales grew approximately 3.4% over 1997. This growth was consistent with total revenue growth during 1997. Cost of direct sales was 70.2% of direct sales revenue which was comparable to the cost of direct sales in fiscal 1996.

  Selling, General and Administrative Expense. Selling, general and administrative expense was $19.4 million in fiscal 1997, representing an increase of $1.8 million or 10.2% as compared to $17.6 million in fiscal 1996. This increase was due primarily to selling expense which increased $1.2 million or 57.3% to $3.2 million in fiscal 1997 as compared to $2.0 million in fiscal 1996. The increase can be attributed to the significant expansion of the Company's sales organization during fiscal 1997. This expansion included increases in the number of personnel and related sales and marketing costs.

  Income from Operations. Income from operations was $10.8 million in fiscal 1997, representing an increase of $2.6 million or 31.9% as compared to $8.2 million in fiscal 1996. This increase was due to both the revenue increase and specific cost control programs in the laundering plants and in the corporate offices implemented in fiscal 1997 which allowed for more efficient operations and effective cost control.

  Interest Expense. Interest expense remained at 1997 levels due to comparable rates and outstanding borrowings during the years.

  Income Taxes. The Company's effective tax rate for fiscal 1997 was approximately 49.7% compared to an effective tax rate of approximately 60.8% in fiscal 1996. This reduction in rate was due primarily to the significant increase in taxable income during the period in relation to certain non-deductible expenses such as the amortization of goodwill and meal and entertainment costs.

  Net Income. Net income was $2.1 million in fiscal 1997, representing an increase of $1.6 million as compared to $0.5 million in fiscal 1996. The improvement in net income was due to increased revenue in conjunction with certain cost control initiatives which were part of the Company's strategic management program.

 Fiscal Year 1996 Compared to Fiscal Year 1995

  Net Revenue. Net revenue was $119.1 million in fiscal 1996, representing an increase of $1.3 million or 1.1% as compared to $117.8 million in fiscal 1995. Revenues improved slightly due to price increases during fiscal 1996.

  Cost of Rental Operations. Cost of rental operations of $87.7 million for the year ended October 31, 1996 was 73.7% of total revenue. This represents a decrease of 1.8% as compared to the fiscal year ended October 31, 1995. Cost of rental operations for the year was 79.0% of rental revenue, an increase of 0.8% as compared to the fiscal year ended October 31, 1995. The slight increase in cost is due to the increase in protective clothing business during fiscal 1996.

  Cost of Direct Sales. Cost of direct sales of $5.6 million for the year ended October 31, 1996 was 4.7% of total revenue. This represents a 1.1% increase as compared to the fiscal year ended October 31, 1995. Direct sales revenue grew faster than rental revenue therefore became a greater percentage of the total revenue during fiscal 1996. Cost of direct sales was 70.4% of direct sales revenue and 5.9% greater than the prior fiscal year. This increase in cost was due to the increase in revenues and costs from Blue Ridge Manufacturing, the Company's manufacturing subsidiary. Margins from Blue Ridge Manufacturing are lower than margins on other direct sales.

  Selling, General and Administrative Expense. Selling, general and administrative expense was $17.6 million in fiscal 1996, representing an increase of $.4 million or 2.3% as compared to $17.2 million in fiscal 1995.

  Income from Operations. Income from operations was $8.2 million in fiscal 1996, representing an increase of $0.6 million or 7.7% as compared to $7.6 million in fiscal 1995.

  Interest Expense. Interest expense was $6.8 million in fiscal 1996, representing an increase of $0.5 million or 8.5% as compared to $6.3 million in fiscal 1995. The increase was due to a corresponding increase in debt outstanding.

  Income Taxes. The Company's effective tax rate in fiscal 1996 was approximately 60.8% compared to an effective tax rate of approximately 66.4% in fiscal 1995. This reduction in rate was primarily due to the effect of permanent differences relating to the amortization of route intangibles.

  Net Income. Net income was $0.5 million in fiscal 1996 and 1995.

SEASONALITY

  The Company's operating results historically have been seasonally lower during the third fiscal quarter (May, June and July) primarily because the Company's floormat business is lower during this period than during the other quarters of the fiscal year. Certain customers of CTS arrange to have the floormats removed from their accounts during the late spring and early summer months. In addition, schools reduce or curtail their business during these months. See "Risk Factors--Seasonality."

LIQUIDITY AND CAPITAL RESOURCES

  The Company's primary sources of liquidity have been cash flow from operations and borrowings under the old revolving credit facilities. For information concerning the Company's old credit facilities and New Credit Facility, see "Use of Proceeds" and "Description of Indebtedness--New Credit Facility."

  Cash used in operating activities was $18.5 million for the nine month period ended July 31, 1998, a decrease of $22.9 million compared to the comparable period in fiscal 1997. The decrease was due primarily to the redemption of Warrants and reductions in accounts payable made with proceeds from the Offering. In addition, accounts receivable, inventories and uniforms in service all increased in response to the growth in revenue over the comparable period in fiscal 1997.

  On June 26, 1998, the Company raised $75.0 million through the Offering of Initial Notes. The Initial Notes bear interest at 11 1/4 % per annum from June 26, 1998, payable semiannually on June 1 and December 1 of each year, commencing on December 1, 1998. The proceeds of the Offering were used to retire the majority of the Company's long-term debt and to redeem outstanding Warrants. Contemporaneously with the completion of the Offering, the Company amended its old credit facility (as amended, the "New Credit Facility") to provide for (i) a $25.0 million revolving credit facility subject to availability, (ii) a $20.0 million capital expenditure facility and (iii) a $10.0 million acquisition facility.

  At July 31, 1998, the Company had approximately $18.0 million available under its revolving credit line and $30.0 million available under the other bank credit facilities. As of July 31, 1998, the Company had no borrowings under the New Credit Facility. The Company's working capital was $18.8 million at July 31, 1998 compared to $6.8 million at October 31, 1998. The $12.0 million increase in working capital reflects the higher inventory levels, reduced accounts payable and reduced current maturities of long term debt.

  Capital expenditures were $4.2 million through July 31, 1998, $2.4 million more than the comparable period last year due to the investments made to support the continuing growth in revenue. These expenditures consist of $1.8 million for laundry equipment, $1.5 million for truck fleet related equipment, $0.5 million for computer equipment and $0.4 million for manufacturing equipment primarily for floormat production. Capital expenditures for fiscal 1998 are expected to be approximately $6.5 million. Management believes that its operations and the New Credit Facility will provide sufficient cash to meet the requirements for operations, acquisitions and capital expenditures for the next twelve months.

  Net income was $2.1 million in fiscal 1997, representing an increase of $1.6 million as compared to $0.5 million in fiscal 1996. Cash provided by operating activities of $6.3 million in fiscal 1997 was $1.3 million less than fiscal 1996 due to the significant investment in uniforms in service, as a result of new rental contracts. Further, the cash used in investing activities of $2.2 million was approximately $1.7 million lower than the prior year. This reduction was due to financing activities that allowed for investments to be transacted with debt rather than cash. These investments included seller financed acquisitions of $3.5 million, net of cash acquired, and purchases of property, plant and equipment of $1.5 million. Net cash used in financing activities of $3.1 million was $0.9 million less than fiscal 1996. The primary financing activity in fiscal 1996 was repayment of long-term debt. During fiscal 1997 the Company's repayments of long-term debt increased by $1.1 million. Cash at the end of fiscal 1997 of $1.3 million was $0.9 million greater than at the beginning of the year.

  During fiscal 1997, total capital expenditures amounted to $2.6 million, primarily for laundry equipment and route vehicles. Capital expenditures were $9.8 million in fiscal 1996 and $8.8 million in fiscal 1995. During fiscal 1996, the Company completed construction of its Buffalo, New York laundry plant. During fiscal 1995, the Company completed construction of its New Bedford, Massachusetts laundry plant. Maintenance capital expenditures are expected to be approximately $4.0 million per year for the next several years.

  During fiscal 1997, the Company acquired certain assets of several industrial laundries which were accounted for as purchase transactions. The aggregate purchase price of $4.6 million consisted of cash of $1.1 million and notes payable of $3.5 million. The purchase price was allocated to various assets, consisting primarily of purchased routes ($3.2 million).

  Under the terms of the Registration Rights Agreement, the Company is obligated to consummate the Exchange Offer pursuant to an effective registration statement or to cause resales of the Initial Notes to be registered under the Securities Act pursuant to an effective Shelf Registration Statement. If the Exchange Offer Registration Statement or the Shelf Registration Statement is not filed or declared effective, or if the Exchange Offer is not consummated within the time periods set forth in the Registration Rights Agreement, the Company will be required to pay Liquidated Damages to each holder of Initial Notes. See "Description of Notes--Registration Rights; Liquidated Damages."

  The Initial Notes are general unsecured obligations of the Company, rank subordinate in right of payment to all Senior Debt and rank senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Company. The Initial Notes are unconditionally guaranteed on a senior subordinated basis by all of the Company's current and future Domestic Subsidiaries other than Receivables Subsidiaries. The Subsidiary Guarantees are general unsecured obligations of the Guarantors, rank subordinate in right of payment to all Senior Debt of the Guarantors and rank senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Guarantors. The Initial Notes are redeemable at the option of the Company, in whole or in part, on or after June 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date. Upon a Change of Control, the Company will be required to make an offer to repurchase all outstanding Initial Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated
Damages, if any, to the date of repurchase.

  The Company's ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures and research and development expense will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated revenue growth, management believes that cash flow from operations and available cash, together with the proceeds from the Offering and available borrowings under the New Credit Facility, will be adequate to meet the Company's future liquidity needs for the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future financings, including borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all.

  The degree to which the Company is leveraged could have important consequences to holders of the Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, research and development and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry and
(vi) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Indenture and the New Credit Facility will contain financial and other restrictive covenants that will limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes--Repurchase at Option of Holder--Change of Control" and "Description of Other Indebtedness-- New Credit Facility."

INFORMATION SYSTEMS; YEAR 2000

  The Company intends to invest approximately $2.0 million during each of fiscal 1998 and 1999 on information systems hardware and software to upgrade certain of its Company-wide systems. In particular, the Company is currently implementing new billing and route accounting systems which are millennium ("Year 2000") compliant. Additionally, the Company is currently evaluating the programming code in its other existing computer and software systems.

  The issue with respect to Year 2000 is whether systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause complete system failures. There can be no assurance that the Year 2000 problem will not have a material adverse effect on the results of operations of the Company.

EFFECTS OF INFLATION

  Inflation has had the effect of increasing the reported amounts of the Company's revenues and costs. However, the Company believes that it has been able to recover increases in costs attributable to inflation through increases in its prices and improvements in its productivity.

                                   BUSINESS

GENERAL

  The Company provides textile rental products and laundering services from 40 locations to approximately 40,000 accounts in diversified industries throughout the eastern United States. Textile rental products provided by the Company include workplace uniforms, protective clothing, shop towels and other reusable absorbent products, floormats and treated mops and other dust control products. The Company primarily rents textile products to clients under laundry service contracts, but also sells products to clients and launders client-owned items. Most of the Company's accounts are subject to written contracts that range in duration from three to five years. The Company's products and services are distributed through its route-based distribution system comprised of 18 industrial laundry plants, 21 sales, service and distribution laundry terminals and one corporate sales office that allow the Company to provide rental services to customers in geographic areas outside of the immediate area of an industrial laundry plant. CTS manufactures shop towels, dust mops, floormats and several other products used in the laundry business at its Blue Ridge manufacturing subsidiary.

  The Company focuses on the value-added aspects of the textile rental business, such as the heavy soil (e.g., printing inks, oils and solvents) and protective garment sectors. "Value-added" refers to the Company's attempt to protect its customers from potential environmental liabilities by reducing the amount of hazardous substances sent to landfills for disposal. In addition, the Company assists its customers with OSHA compliance through its protective garment programs. The Company's products and services assist customers with their corporate image, the productivity and safety of their employees and the environmental impact of their businesses. For example, the Company has built industry-leading heavy soil laundry plants, which minimize its customers' environmental exposure and have allowed the Company to carve out what it believes is a leading position in the heavy soil sector of the textile rental services industry. In addition, the Company works with clients to design, source and manage protective uniform programs for specific applications, such as flame or chemical retardant clothing for industrial workers. Further, the Company believes it is one of the first launderers to offer garment tracking technologies that provide its customers with superior accountability for rented garments.

  The Company's customer base is diversified across a variety of industries. Customers range in size from large nationally-recognized businesses such as ALCOA, Eckerd Drugs, Hershey, Oneida, United Technologies and Xerox, to smaller businesses, such as gas stations and other retail businesses. In particular, the Company believes it is a leading provider of textile rental services to the printing industry throughout its service area, with customers including The New York Times and USA Today.

  The Company was founded and incorporated in New York in 1929 and has been owned and operated by the Coyne family since its inception. The Company's principal executive offices are located at 140 Cortland Avenue, Syracuse, New York, 13221 and its telephone number is (315) 475-1626.

INDUSTRY OVERVIEW

  The textile rental industry in the United States, which had 1997 revenues in excess of $9 billion, consists of two segments: the industrial segment (uniforms, protective clothing, shop towels, floormats and dust control products) and the linen segment (sheets, tablecloths and other linen items). In 1997, approximately 96% of the Company's business was derived from the industrial segment. The primary product in the industrial segment is uniforms which accounted for approximately 50.0% of the Company's revenues in 1997. According to industry data compiled by TRSA, of the 120 million potential uniform wearers, only 25 million wear uniforms, and only 8 million -- 7% wear rental uniforms. The TRSA estimated that the uniform rental services segment of the textile rental industry grew at a rate of 13.5% in 1996 and 4.4% in 1997.

  The Company believes that much of the uniform industry's overall growth has resulted from an increasing number of companies choosing to use uniform rental services to maintain a high-quality corporate image, improve employee safety, productivity and morale and reduce costs. In addition, the growth in jobs, particularly in the service sector, has increased the number of potential uniform wearers. In 1996 alone, more than ten million new jobs were created in the United States with an estimated 65-70% of these jobs accounted for by service industries whose employees tend to wear uniforms. CTS also believes that growth in the rental segment of the industry in particular will be driven by the broad trends to outsource non-core business functions. Growing markets for uniforms identified by the Company include building services, communications, food processing, heating/ventilation/air conditioning, landscaping, pest control, pharmaceuticals, security and trucking.

  In addition, the Company believes its industry-leading environmental capabilities and protective clothing expertise strategically position it to realize long-term benefits from continuing government regulation of the environment and the workplace. Increasingly stringent environmental regulations have been and continue to be the catalyst for a shift toward the outsourcing of the laundering of heavy soil items. Additionally, government mandated safety regulations for reflective wear and flame retardant garments and the most recent report to Congress under The Workers' Family Protection Act from the NIOSH, which states that home laundering is inadequate in decontaminating work clothes, are creating new opportunities for uniform service companies like CTS. The market for flame retardant clothing has been fueled by OSHA regulations holding employers responsible for supplying appropriate clothing based on an evaluation of potential workplace hazards. Employers are prohibited from supplying clothing that, when exposed to flames or arcs, could increase the extent of wearer injury. Growth in demand for environmental services and protective clothing is particularly valuable to the Company because these markets involve long-term relationships with customers and make use of the Company's technical knowledge of regulations, products, fabric types, climatic conditions and job functions.

  Although the industrial textile rental industry includes several national companies, the industry remains highly fragmented. Based on information obtained from Cleary Gull Reiland & McDevitt, an investment firm that closely follows the uniform rental industry, there are currently over 700 uniform rental businesses in operation, the majority of which are single facility operators. The Company believes that many of these smaller companies are being forced to exit the market due to a lack of economies of scale and the cost of complying with increasingly stringent environmental standards. The Company further believes that the industry will continue to experience consolidation in the future and that strategic acquisition opportunities will become available.

COMPETITIVE STRENGTHS

  The Company believes it has the following competitive strengths:

  Superior Environmental Capabilities. The Company has built industry-leading laundry waste-water treatment facilities and has developed a reputation as an environmental leader. As a result, the Company believes that it is a leading provider of heavy soil textile services to manufacturing and printing businesses in the eastern United States. The Company also believes that it is the largest provider of shop towels within its service area. Shop towels are reusable cotton industrial wiping cloths that are essential to the printing and furniture finishing industries and many manufacturing operations. Products such as shop towels contaminated with petroleum, chemical solvents or printing inks require specialized cleaning services that comply with environmental regulations. The Company's industry-leading waste-water treatment equipment recovers and recycles waste for use in fuel blending programs, thereby reducing the amount of hazardous substances sent to landfills for disposal and minimizing its customers' environmental exposure. The Company has built a strong environmental team that is directed by Robert B. Schaffer, Director of Environmental Affairs. Mr. Schaffer has extensive experience both in the textile rental industry and as a former appointed official of the EPA. CTS has been identified as a preferred provider by many of the state and regional printing associations in the eastern United States and services large printing operations such as The New York Times and USA Today. As an extension to its product line, the Company pioneered its Reusable Absorbent System ("RAS") products, which are used to absorb free liquids, such as lubricating oils, around machines and equipment. The Company's RAS products are an environmentally responsible and cost-effective alternative to traditional disposable absorbents, and promote the EPA policy of waste minimization. Finally, the Company processes heavy soil work for many of its competitors that lack the same waste-water treatment capabilities as CTS. By providing heavy soil laundry services to other industrial laundry facilities, CTS is able to develop relationships with launderers that may be sold in the ongoing market consolidation.

  Protective Clothing Expertise. The Company believes that it is a recognized leader in the rental and servicing of protective garments and has substantial experience in designing, sourcing and managing these garments. Applications for these protective garments include airplane refueling, metal and glass manufacturing, oil refineries, petrochemical companies, pyrotechnic and munitions companies and utilities. These garments are specially manufactured to protect the wearer from a variety of workplace dangers. OSHA regulations hold employers responsible for supplying appropriate clothing based on an evaluation of potential workplace hazards. The protective clothing market requires knowledge of regulations, products, fabric types, climatic conditions and job functions. CTS has the expertise to help its customers conform to OSHA regulations, the technical knowledge required to evaluate different types of protective garments and the laundering capabilities to process the garments in a manner that ensures the garments retain their protective properties over their expected wear-life. The Company believes that its expertise in protective garments in conjunction with the high-level of control provided by its garment tracking capabilities gives it a significant advantage in the protective garment market. ALCAN, ALCOA and Virginia Power are just a few of the major accounts whose employees wear protective garments provided by CTS.

  Garment Tracking Capabilities. The Company believes that it is one of the first industrial launderers to implement bar-coding technologies, which provide customers with superior accountability for rented garments and more economical administration. CTS has invested in both bar-coding and radio frequency identification technologies that give each rented garment a specific identity. As a result, both CTS and its customers save time and money while promoting productivity and improving inventory control. Garment tracking is particularly important for protective clothing because of its higher replacement cost and the necessity to closely monitor garment use compared to expected wear-life to ensure the continued protective properties of the clothing. Further, the Company provides both on-line and printed reporting to its customers. Bar-coding is in place at most major accounts whose employees wear protective garments provided by CTS, including ALCOA, Wyeth-Ayerst and Xerox.

  Platform for Growth. The Company's recent investments in plants and equipment have created laundry plant capacity to support growth without commensurate increases in cost. In particular, the Company has introduced high-speed, automated equipment in a majority of its laundry facilities. As a result, the Company believes its existing plants and equipment could process approximately 25% more volume without significant increases in plant and equipment costs. The Company believes that this capacity will allow it to support increased business generated by its recently expanded sales force, respond faster to major account installations, open laundry terminals in contiguous areas and take advantage of acquisition opportunities.

  Superior Fleet and Distribution Capabilities. The Company has developed a superior fleet of approximately 450 trucks which provides a cost-effective link among the Company's laundry plants, laundry terminals and customers. The Company's fleet leverages existing laundry plant capacity by allowing the Company to allocate work among its laundry plants in response to cost factors and fluctuations in volume or capacity, and to enter into new contiguous markets with minimal capital expenditures. The Company's trucks are a key tool in projecting the Company's image, by displaying the corporate name, logo and slogan "WE RENT CLEAN!" These trucks, which are custom-built in the Company's Syracuse transportation facility, enhance productivity, quality of service and safety. In addition, by using a combination of a new truck engine, transmission and chassis with a used truck body (purchased at scrap prices), CTS saves approximately half of the costs associated with purchasing a comparable fleet which contain all of the Company's custom requirements. Further, CTS has transportation facilities throughout its service area that allow the fleet to be maintained at very high standards. The Company has received multiple National Private Truck Council Awards for the quality of its fleet and related maintenance.

BUSINESS STRATEGY

  The Company intends to continue to grow its business by focusing on the following strategies:

  Leverage Competitive Strengths. The Company's superior environmental capabilities, protective garment expertise and garment tracking capabilities have enabled it to secure leadership positions in the heavy soil and protective garment sectors of the market. CTS intends to focus on these sectors and then leverage client relationships to sell additional products and generate additional laundering service contracts. CTS believes that leveraging its leadership position in these areas and expanding the number of services provided to existing customers is an efficient and cost-effective method for achieving future growth.

  Leverage Existing Route System. The Company believes it can significantly increase revenues and improve profitability by increasing sales along its existing routes. Most of the geographic areas in which the Company has laundry plants and truck routes contain a significant number of potential customers. The Company intends to continue its penetration of these geographic areas by using its recently increased sales force to aggressively market its expertise in the heavy soil and protective garment niches of the market. Over the last two years, the Company has increased the number of dedicated sales associates from 25 to approximately 100 to ensure that all potential customers in existing geographic areas are actively marketed. The Company also utilizes its route salespeople to maximize sales to existing customers and develop new customer relationships along existing routes.

  Expand Geographic Scope in Contiguous Markets. The Company seeks to obtain new business by utilizing its recently increased sales force to expand into contiguous market areas that can be serviced from existing Company facilities which are located in the eastern United States. The Company identifies attractive geographic markets for its services based on the size of the market, the number and type of available customers and the presence of existing competitors. Typically, the Company has expanded by opening a laundry terminal location to service a new major account or buying a small competitor and building the business over time, thereby leveraging the Company's existing laundry plant investment. In addition, the Company has a national account sales organization which targets larger customers with nationwide operations that the Company can serve as the primary supplier of textile rental services.

  Provide Superior Customer Service. The Company seeks to distinguish itself from its competitors by providing superior customer service. The Company serves its customers with approximately 300 route salespersons, who generally interact on a weekly basis with their customers, and more than 150 service support people, who are responsible for expeditiously handling customer requirements regarding the outfitting of new customer employees, garment repair and replacement, billing inquiries and other matters. In addition, the Company offers its customers a range of service options, including full-service rental programs in which rental products are cleaned and maintained by the Company, leasing programs in which these products are cleaned and maintained by individual employees and direct sales of garments and other textile items. The Company's newly-implemented Customer Management Program ("CMP") is a computerized management tool used to measure and direct customer service activities. This program gathers and organizes customer service data, delivers key information regarding customer satisfaction to management and helps ensure more targeted service to address customer preferences. Compensation of the Company's managers in the laundry business is directly tied to their business units' financial performance, and customer satisfaction as determined by the Company's CMP.

  Pursue Strategic Acquisitions. The Company seeks to acquire textile rental businesses that have customer accounts under contract, excellent service reputations, and the size and quality of routes to serve as the Company's base for expansion in an existing or new geographic market. In many cases, the Company has purchased customer contracts and routes without buying fixed assets normally associated with such contracts or routes. The textile rental industry has experienced significant consolidation in recent years but remains highly fragmented. The Company believes that increasingly stringent environmental regulations are forcing many smaller companies to exit the market, which provides the Company with significant opportunities for acquisitions and expansion.

PRODUCTS AND SERVICES

  The Company provides its customers with personalized workplace uniforms and protective work clothing in a broad range of styles, colors, sizes and fabrics. The Company's uniform products include shirts, pants, jackets, coveralls, jumpsuits, smocks, aprons and specialized protective wear, such as fire retardant and chemical protective garments. The Company also offers non-garment items and services, such as shop towels, floormats, dust-control mops and other textile products. Below is a chart displaying the approximate percentages of revenues, by product-type:

                            UNIFORM &       RAS &    WALK OFF DUST CONTROL  DIRECT   HOSPITAL &
PERIOD                   GARMENT RENTALS SHOP TOWELS   MATS      PRODUCTS   SALES  LINEN PRODUCTS
------                   --------------- ----------- -------- ------------- ------ --------------
Fiscal 1995.............      49.5%         27.2%      11.8%       2.7%      5.6%       3.2%
Fiscal 1996.............      48.7          27.0       11.5        2.7       6.7        3.4
Fiscal 1997.............      48.8          27.3       11.2        2.7       6.8        3.2
Fiscal 1998(1)..........      47.7          27.6       11.2        2.7       7.4        3.4

--------
(1)For the nine month period ended July 31, 1998.

  The Company offers its customers a range of garment service options, including full-service rental programs in which garments are owned, cleaned and serviced by the Company and lease programs in which garments are cleaned and maintained by its customers' individual employees. The Company also offers the opportunity to purchase garments and related items directly. As part of its full-service rental business, the Company picks up a customer's soiled uniforms or other items on a periodic basis (usually weekly) and, at the same time, delivers cleaned and processed replacement items. The Company's centralized services, specialized equipment and economies of scale generally allow it to be more cost-effective in providing garment services than customers could be by themselves, particularly those customers with high employee turnover rates. Accordingly, the Company believes its services are appealing to customers who seek to outsource non-core functions. The Company's uniform programs help customers foster greater corporate identity, present a consistent, high-quality image and improve employee safety, productivity and morale.

  The Company offers its customers "green" programs which focus on pollution prevention. These programs are based on the Company's shop towel product which is highly absorbent and reusable. CTS is endorsed by many of the state and regional printing associations and services large printing operations such as The New York Times and USA Today. Further, the Company offers its customers Reusable Absorbent Systems ("RAS") socks and pads. RAS products provide customers with environmentally responsible alternatives to single-use disposable absorbents and promote the EPA policy of waste minimization. RAS programs are in place at many large national accounts such as Crouse Hinds, General Motors and United Technologies.

  In recent years, the Company has made a significant corporate investment in waste-water treatment in 10 of its 18 laundry plants. The Company's industry-leading waste-water treatment capabilities allow it to process textiles contaminated with petroleum, chemical solvents or printing inks that require specialized cleaning services that comply with environmental regulations. These facilities capture more than 98% of the waste solvents and oils in liquid form and then recycle this liquid waste as a supplemental fuel in a secondary fuel recycling program. This technology reduces the amount of waste-water sludge sent to landfills for disposal and minimizes a customer's future environmental liabilities. As a result of the Company's superior environmental capabilities in the heavy soil sector market, the Company estimates that most of the printing associations in the eastern United States have endorsed CTS as the preferred provider of heavy soil textile services. CTS provides such services to approximately 75% of the printing accounts in the eastern United States. All CTS environmental matters are managed by the Company's environmental team that is directed by a senior manager with extensive experience both in the industry and as a former appointed official of the EPA. This individual is recognized by both the TRSA and UTSA as a leading industry expert in environmental matters and serves on their respective environmental committees.

  Finally, the Company processes heavy soil textile products for many of its competitors because these competitors do not have the same waste treatment capabilities as CTS. This permits the Company to develop relationships with laundries that may be sold in the ongoing market consolidation.

  Most of the Company's accounts are subject to written service contracts. The Company's typical service contract ranges in duration from three to five years with automatic "evergreen" renewals, except upon prior written notice, and provides for significant liquidated damages upon early termination by the customer.

  The Company believes that it is one of the first industrial launderers to implement bar-coding and radio frequency garment identification technologies. These technologies allow the Company and its customers to track a garment from pick-up at the customer's location through processing at the Company and delivery back to the customer. Garment tracking is particularly important for protective clothing because of its higher replacement cost and the need to closely monitor garment use compared to expected wear-life. Garments can be tracked by the use of bar code labels, which are permanently affixed to the garment and which can be read by route salespeople using hand-held laser scanners. The Company is able to provide reports to customers detailing the status of every garment at all times. In addition, customized reports are available and customers have the option to have direct-link PC capability, allowing them access to real-time information about individual employee garments. The Company believes that its tracking system improves inventory control and efficiency by reducing human error that results in missing uniforms and incomplete deliveries.

  Soiled textile items are returned to the laundry plant directly from the route system. These items are sorted by soil type and water washed in highly automated industrial laundry equipment using customized wash formulas that insure the cleanliness of these products while maximizing wear-life. Items are then dried, sorted, folded and moved to the route staging area in the plant or sent back to the terminal for distribution to the customer. In addition to water washing, a small number of specialty items such as leather gloves are dry cleaned. Chemicals used in dry cleaning operations are recycled. Waste-water from water washing is processed in plant waste-water treatment facilities and discharged in accordance with local municipal requirements.

SOURCING ACTIVITIES

  The Company actively manages its supply chain and has, from time to time, brought certain items in-house for manufacture on an opportunistic basis. For example, due to the cost and inconsistent quality of shop towels available, the Company began manufacturing shop towels in 1992. All of the shop towels used in the Company's laundry business are produced at the Company's Blue Ridge manufacturing facility and are marketed under the Blue Ridge name. Approximately two-thirds of Blue Ridge manufactured shop towels are sold to customers other than CTS. Although other sources of shop towels are available, the Company believes that the superior performance of the Blue Ridge shop towel, particularly in terms of durability and absorption, is a significant advantage in securing heavy soil business. Blue Ridge manufactures dust mops, aprons, laundry bags and RAS socks and pads and intends to begin floormat production in late 1998. The Blue Ridge operations represented approximately 5.0% of the Company's revenues in fiscal 1997.

  In order to take advantage of the opportunities presented by the North American Free Trade Agreement, the Company manufactures work pants and shirts in Mexico under agreements with several Mexican manufacturers. While the Company does not anticipate substantial growth in its manufacturing operations, it continues to consider manufacturing opportunities in order to gain an advantage in the marketplace.

  The Company has also developed, in conjunction with a New Zealand based manufacturer, chemically protective and flame retardant garments that comply with American National Standards Institute ("ANSI") standards for exclusive distribution by CTS in the United States.

  The Company purchases other rental merchandise from a variety of sources including Garment Corporation of America, Perfect Jacket, RedKap and Universal Overall. The Company believes that it is not dependent on any one supplier and that alternative sources are available at comparable prices. The availability of alternative manufacturers and the Company's ability to change suppliers and manufacture textile products allow it to optimally meet its merchandise requirements in terms of quantity, quality and price.

CUSTOMERS

  The Company's customer base is diversified across a variety of industries and customers range in size from large nationally-recognized businesses such as ALCOA, Eckerd Drugs, Hershey, Oneida, United Technologies and Xerox, to smaller businesses, such as gas stations and other retail businesses. Typical customers include automobile service centers and dealers, delivery services, food and general merchandise retailers, food processors and service operations, light manufacturers, maintenance facilities, printers and publishers, restaurants, service companies, soft and durable goods wholesalers, transportation companies, and others who require employee clothing for image, identification, protection or utility purposes. The Company currently services approximately 40,000 accounts in diversified industries from 40 locations throughout the eastern United States. During the past five years, no single customer accounted for more than 5.0% of total revenues in any year.

SALES, MARKETING AND DISTRIBUTION

  In 1996, the Company made a strategic decision to increase its sales force from 25 to its current level of approximately 100 dedicated sales associates to leverage its investment in laundry plants, laundry terminals and their waste-water treatment facilities. Sales associates market the Company's products and services to potential customers and develop new accounts. The selling efforts of the sales force are managed by regional sales managers who are also responsible for major account relationships within their region. Rental and direct sales programs on the national level are handled by the National Account Marketing Department, which call directly on existing and prospective rental and direct sale national accounts. The regional sales managers and National Account Marketing Department report directly to the Vice President of Sales.

  The Company's route salespeople continue to be an integral component of the Company's sales and marketing efforts. Route salespeople have responsibility for increasing sales to existing customers and establishing new customer relationships along their routes. All of the Company's route salespeople are paid commissions based on the weekly revenue of their route. Further, route salespeople are incented to obtain an executed written contract from every customer. CTS believes that its approach results in a professional sales team that is highly motivated.

  Each of the Company's dedicated sales associates and route salespeople is a member of a laundry plant team. The compensation of each member is tied to the collective performance of the laundry plant team.

  The Company's catalog business operates under the Blue Ridge name and distributes over 150,000 catalogs each season. This catalog offers a variety of industrial garments and image apparel that is personalized with the logos and names of its customers. The focus of the catalog is to facilitate the growth of the Company's direct sales business and to establish relationships with accounts currently under contract with competitors.

COMPETITION

  The industrial segment of the textile rental industry is highly competitive. The Company believes that the top five companies (ARAMARK Corporation, Cintas Corporation, G&K Services, Inc., Unifirst Corporation and Unitog Company) in the industrial segment of the industry currently account for approximately 64% of the industry's sales. The Company believes that it is one of a small group of companies that have revenues of approximately $50 million up to $200 million and which collectively account for approximately 25% of revenues from the industrial segment. Within the industrial segment of the textile rental industry, the Company believes it has established itself as a leader in the heavy soil sector. The remainder of the industry is made up of over 700 smaller businesses, many of which serve one or a limited number of markets or geographic service areas and generate annual revenues of less than $1.0 million. The Company believes that the primary competitive factors that affect its operations are price and its ability to meet customers' product specifications, which include design, quality and service. The Company believes it maintains prices comparable to those of its major competitors. The Company also believes that its ability to compete effectively is enhanced by its environmental capabilities and its superior customer service and support.

EMPLOYEES

  As of July 31, 1998, the Company had approximately 1,700 employees. CTS is a party to 29 collective bargaining agreements covering approximately 800 employees. These bargaining agreements expire periodically through 2001. The Company's only work stoppage in the last ten years occurred in 1994 with respect to one bargaining unit of one Company facility. This stoppage represented a limited number of employees and had no material impact on the Company's operations. The Company believes that its relationships with both its union and non-union employees are good.

FACILITIES

  As of July 31, 1998, the Company provided textile rental services from 40 facilities. The Company owns 21 of its facilities, including its corporate headquarters in Syracuse, New York, and leases the balance of its facilities pursuant to leases expiring between October 1998 and December 1999 with options to renew in most cases, except for leases for certain garages and small distribution facilities which are leased on a month-to-month basis. The Company's facilities consist of laundry plants and laundry terminals. A laundry plant processes and delivers textile rental products to customers or to laundry terminals. A laundry terminal does not engage in production work, but collects soiled inventory, transports it to the laundry plant for processing and delivers processed inventory to customers. A laundry plant can also perform all of the functions of a laundry terminal. The following table summarizes certain information concerning the Company's facilities.

                                                                        APPROXIMATE
LOCATION                          PRINCIPAL USE                        SQUARE FOOTAGE
--------                          -------------                        --------------
Atlanta, Ga*              Laundry Plant/Laundry Terminal                   18,000
Baltimore, MD**           Laundry Plant/Laundry Terminal                   85,000
Beckley, WV*                     Laundry Terminal                           7,500
Belleville, NJ**          Laundry Plant/Laundry Terminal                   22,800
Betsy Layne, KY*                 Laundry Terminal                           6,500
Blue Ridge, GA                    Manufacturing                            42,500
Bristol, TN               Laundry Plant/Laundry Terminal                   27,200
Buffalo, NY***            Laundry Plant/Laundry Terminal                   92,000
Burlington, VT                   Laundry Terminal                           9,180
Cinnaminson, NJ*                 Laundry Terminal                          10,000
Charlotte, NC*                   Laundry Terminal                           7,500
Chattanooga, TN*                 Laundry Terminal                           8,200
Cleveland, OH             Laundry Plant/Laundry Terminal                   85,000
Erie, PA                         Laundry Terminal                          47,000
Evansville, IN*                  Laundry Terminal                           7,500
Fairmont, WV*                    Laundry Terminal                           6,500
Greenville, SC*                  Laundry Terminal                           5,000
Hazleton, PA*                    Laundry Terminal                           7,500
Huntington, WV            Laundry Plant/Laundry Terminal                  180,000
Joliet, IL*                      Laundry Terminal                           8,000
Lakeland, FL*             Laundry Plant/Laundry Terminal                   12,000
Lewiston, ME*                    Laundry Terminal                           6,500
London, KY**              Laundry Plant/Laundry Terminal                   24,000
Long Island, NY*                 Laundry Terminal                           6,500
Nashville, TN*                   Laundry Terminal                           7,500
New Bedford, MA**         Laundry Plant/Laundry Terminal                   85,000
Philadelphia, PA                  Laundry Plant                            85,000
Pittsburgh, PA*                  Laundry Terminal                           6,500
Raleigh, NC*                     Laundry Terminal                           8,200
Richmond, VA              Laundry Plant/Laundry Terminal                   49,000

                                                                     APPROXIMATE
LOCATION                          PRINCIPAL USE                     SQUARE FOOTAGE
--------                          -------------                     --------------
Schenectady, NY**         Laundry Plant/Laundry Terminal                25,000
Seaford, DE*                     Laundry Terminal                        6,200
Smithboro, NY                    Laundry Terminal                        6,500
Syracuse, NY           Laundry Plant/Corporate Headquarters            220,000
Toledo, OH                Laundry Plant/Laundry Terminal                65,000
Waterbury, CT             Laundry Plant/Laundry Terminal               108,000
Winchester, VA*                  Laundry Terminal                        9,200
Woodbridge, NJ*               Corporate Sales Office                       900
Worcester, MA             Laundry Plant/Laundry Terminal                75,000
York, PA**                Laundry Plant/Laundry Terminal                34,000

--------
  * Indicates leased facility.
 ** Company owns laundry plant but leases garage.
*** Financed by industrial revenue bonds.

LEGAL PROCEEDINGS

  The Company is a party to various litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any of the matters in which it is currently involved will have a material adverse effect on its financial condition, results of operations or cash flows.

ENVIRONMENTAL MATTERS

  The Company and its operations are subject to various federal, state and local laws and regulations governing, among other things, the generation, handling, storage, transportation, treatment and disposal of hazardous wastes and other substances. In particular, industrial laundries use and must dispose of detergent waste-water and other residues. The Company is attentive to the environmental concerns surrounding the disposal of these materials and has through the years taken measures to avoid their improper disposal. For example, the Company has taken the following measures to avoid improper disposal of industrial waste: (1) The Company has a program of internal monitoring, auditing, and recordkeeping to assure compliance with federal, state and local regulations. The Company has developed and utilizes an environmental audit form, and each plant is required to prepare weekly reports, which are submitted to the Company's corporate environmental team. In addition, each plant undergoes routine, periodic technical audits and testing, as well as outside consultant audits and testing. (2) The Company has developed treatment technology that minimizes the impact of its operations through recovery and recycling of waste materials. The Company uses secure landfills for non-hazardous waste, and all other hazardous waste is recycled in a fuel blending process and incinerated. (3) The Company's treatment technology and internal compliance program is overseen by a staff of professional environmental engineers, chemists and technicians.

  In the past, the Company has settled, or contributed to the settlement of, actions or claims brought against the Company relating to the disposal of hazardous materials and there can be no assurance that the Company will not have to expend material amounts to remediate the consequences of any such disposal in the future. There have been no environmental claims brought against the Company that have had a material adverse effect.

  Under the Federal Comprehensive Environmental Response, Compensation and Liability Act, the U.S. Environmental Protection Agency ("EPA") is authorized to, among other things, designate certain contaminated facilities as Superfund sites and seek from responsible parties the cost to clean-up that contamination. The Company has in the past responded to a number of requests for information from the EPA concerning the Company's alleged disposal of hazardous substances at Superfund sites. In two of those cases, the Company has been named as a potentially responsible party. The Company has settled its liability with regard to one of these cases. With respect to the remaining case, the Company could be held liable for some or all of the cost to remediate the contamination, the extent of liability, if any, depends on a number of factors, such as (1) whether the Company disposed of hazardous substances at one or more of those facilities, (2) whether the Company or its waste hauling contractor selected the particular disposal location, (3) the quantity and, under certain circumstances, the toxicity of hazardous substances that were disposed and (4) whether the Company was contractually indemnified by its waste hauling contractor for such potential liability. The Company has not completed its evaluation of these questions, nor on the question of possible defenses to liability, to determine the extent of liability, if any, on such potential claim. In addition, the Company has recently responded to an inquiry from the EPA but has not been named as a potentially responsible party with respect to such inquiry.

  Further, under environmental laws, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in or emanating from such property, as well as related costs of investigation and property damage. Such laws often impose liability without regard to whether the owner or lessee knew of or was responsible for the presence of such hazardous or toxic substances. There can be no assurances that acquired or leased locations have been operated in compliance with environmental laws and regulations or that future uses or conditions will not result in the imposition of liability upon the Company under such laws or expose the Company to third-party actions such as tort suits.

  In addition, the EPA has recently proposed categorical pre-treatment standards, which form the basis for a federal environmental regulatory framework applicable to industrial laundry operations that would replace local regulations. Scheduled to take effect in 1999, these regulations, if implemented as proposed, would require the Company, and its competitors, to expend substantial amounts on compliance, thereby increasing the Company's operating costs and capital expenditures. To the extent such costs and expenses could not be offset through price increases, the Company's results of operations could be adversely affected. Until such regulations are finalized, the Company is not able to determine the cost of compliance.

                                  MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

  The following table sets forth certain information regarding the Company's directors, executive officers and key employees:

    NAME                  AGE                           POSITION
    ----                  ---                           --------
Thomas M. Coyne.........   60 Chairman of the Board, President and Chief Executive Officer
J. Patrick Barrett (1)..   61 Director
Thomas C. Crowley
 (1)(2).................   51 Director
William D. Matthews
 (1)....................   63 Director
Wallace J. McDonald.....   57 Director
David P. O'Hara.........   52 Director and Assistant Secretary
Raymond T. Ryan (1)(2)..   69 Director
Dennis J. Bossi.........   53 Vice President of Operations
Paul H. Briele..........   36 Director of Information Systems
John G. Harshall........   50 Vice President of Operations
Donald F. X. Keegan.....   36 Vice President, Chief Financial Officer & Treasurer
Thomas E. Krebbeks......   44 Corporate Controller
David I. Murray.........   49 Senior Vice President of Laundry Operations
Maher M. Najjar.........   37 Director of Technology
Stephen P. Naughton.....   43 Vice President, Reusable Absorbent Systems
Anthony F. O'Connor.....   48 Vice President of Sales & Marketing
Alexander Pobedinsky....   37 General Counsel and Secretary
Paul E. Rebuck..........   53 Director of Transportation
Frank E. Reid...........   81 Vice President of Operations
Robert E. Rudd..........   45 Vice President of Engineering
Robert B. Schaffer......   63 Director of Environmental Affairs
Timothy O. Taylor.......   45 Vice President of Blue Ridge Textile Manufacturing, Inc.

--------
(1) Member of the Audit and Finance Committee.
(2) Member of the Human Resource and Compensation Committee.

  Thomas M. Coyne is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Coyne joined the Company in 1977 after spending 17 years with an engineering and construction company. He has served in various positions responsible for plant operations and sales before his promotion to President in 1982. Mr. Coyne currently serves on the Board of the Textile Rental Services Association.

  J. Patrick Barrett has been a director since July, 1998. He has been President of Telergy, Inc., a telecommunication company, since April, 1998; Chairman of Carpat Investments, a private investment firm, since 1987; was Chairman and CEO of Avis Inc. from 1981 to 1987 and has been a director of Lincoln National Corp. since 1990.

  Thomas C. Crowley has been a Director of the Company since 1993. Mr. Crowley has been the Executive Vice President of Evergreen Bancorp, Inc. in Glenn Falls, New York since 1994. From 1979 to 1993, Mr. Crowley was an executive with Fleet Bank.

  William D. Matthews has been a Director of the Company since January 1997. Mr. Matthews has been the Chairman of the Board and Chief Executive Officer of Oneida, Ltd. in Oneida, New York since 1986. Oneida, Ltd. is listed on The New York Stock Exchange. Mr. Matthews has been a director of CONMED Corporation since 1997.

  Wallace J. McDonald has been a Director of the Company since 1987. Mr. McDonald has been a partner with the law firm of Bond, Schoeneck & King, LLP based in Syracuse, New York since 1967.

  David P. O'Hara has been a Director of the Company since 1982. Mr. O'Hara was General Counsel and Secretary of the Company from 1981 to 1997. He currently is Assistant Secretary of the Company and a partner with the law firm of O'Hara, Hanlon, Knych & Pobedinsky, LLP based in Syracuse, New York.

  Raymond T. Ryan has been a Director of the Company since 1991. From March 1991 through July 1995 he served as Chief Financial Officer of the Company. He is currently Assistant Treasurer of the Company. Mr. Ryan has been an employee of the Outaouais Group, Inc. since 1991. Mr. Ryan is a retired partner of Coopers and Lybrand, LLP and was the tax partner for Coyne for 16 years.

  Dennis J. Bossi has been a Vice President of Operations of the Company since January 1984. From 1976 to 1983, Mr. Bossi was the Vice President of Administration for Fisher Foods, Inc. where he served in various positions of increasing responsibility.

  Paul H. Briele joined the Company's MIS Department in September 1986. In March 1996, he was promoted to his current position of Director of Information Systems.

  John G. Harshall joined the Company in October 1986 as General Manager of the York, Pennsylvania laundry operation. In February 1995, Mr. Harshall was promoted to his current position of Vice President of Operations. From 1984 to 1986, Mr. Harshall was a consultant to the grocery industry. From 1979 to 1983, he was the Senior Vice President of Store Operations for Fisher Foods, Inc.

  Donald F. X. Keegan has served as Vice President, Chief Financial Officer and Treasurer of the Company since August 1995. From 1990 to 1995, Mr. Keegan was Vice President of Operations and Chief Financial Officer of Jos. J. Pietrafesa Co., a private label manufacturer of men's fine tailored clothing. Mr. Keegan is a certified public accountant who began his career with Arthur Andersen & Co. in New York, New York in 1983.

  Thomas E. Krebbeks has been the Corporate Controller of the Company since 1991. Mr. Krebbeks began his career with Ernst & Young and is a certified public accountant.

  David I. Murray joined the Company in June 1998 as the Senior Vice President of Operations. Prior to joining Coyne, Mr. Murray was employed with The Budget Corporation from August 1993 to September 1997 as Vice President and General Manager in the Rental Car Division. From November of 1991 to July 1997, Mr. Murray was President/CEO of Consumers Auto Choice of Fresno, California.

  Maher M. Najjar joined the Company's MIS Department in 1989. In August 1995 he was promoted to his current position of Director of Technology. He currently serves on the Research Development Committee of the Textile Rental Services Association.

  Stephen P. Naughton joined the Company in 1989 as Director of Environmental Affairs. In 1994, he assumed his current position of Vice President, Reusable Absorbent Systems with direct responsibility for RAS marketing.

  Anthony F. O'Connor joined the Company in October 1992 as General Manager of the Belleville, New Jersey laundry operation. In February 1995, Mr. O'Connor was promoted to Vice President of Operations. In July 1996, Mr. O'Connor was promoted to his current position of Vice President of Sales & Marketing. From 1983 to 1992, Mr. O'Connor was a General Manager with ARAMARK Corporation.

  Alexander Pobedinsky has been the General Counsel and Secretary of the Company since 1997. Mr. Pobedinsky has been associated with the law firm of O'Hara, Hanlon, Knych and Pobedinsky, LLP based in Syracuse, New York since 1991 and became a partner in 1996.

  Paul E. Rebuck joined the Company in February 1996 as Director of Transportation. From 1990 to 1996, Mr. Rebuck was the Director of
Transportation for P&C Supermarkets, a Penn Traffic Company.

  Frank E. Reid has been a Vice President of Operations of the Company since 1995. Prior to joining the Company, Mr. Reid was a General Manager for 20 years with Unifirst Corporation in Springfield, Massachusetts.

  Robert E. Rudd joined the Company in 1979. Since then he has held positions in various aspects of plant operations, including plant redesign, automation and construction. He was promoted to his current position of Vice President of Engineering in October 1996.

  Robert B. Schaffer joined the Company in 1993 as Director of Environmental Affairs. Mr. Schaffer currently serves on the Environmental Committees of both the Uniform and Textile Service Association and the Textile Rental Services Association. From 1980 through 1992, Mr. Schaffer was a consultant with Ogden Corp. where he was the leading environmental consultant to the UTSA and TRSA. Prior to becoming a consultant, he worked for the EPA for 11 years where he held various positions, including (i) Deputy Director, Permit Division, Office of Enforcement, (ii) Director, Permit Division and (iii) Director of Effluent Guidelines Division, Office of Water. In addition, during his tenure at the EPA, Mr. Schaffer was appointed by President Carter to the Senior Executive Service as Associate Deputy Assistant Administrator of the EPA, Office of Research and Development.

  Timothy O. Taylor joined the Company in October 1992 as General Manager of Blue Ridge Textile Manufacturing, Inc. In 1995, he was promoted to his current position of Vice President of Blue Ridge Textile Manufacturing, Inc.

COMPENSATION OF DIRECTORS

  The Company pays each director a fee of $2,500 for each Board meeting attended and $500 for each Committee meeting attended. The Board normally meets four times per year and Committees meet two times per year. Directors who are also employees of the Company or who provide other paid consulting or advisory services to the Company do not receive compensation as directors. The Company also reimburses each director for ordinary and necessary travel expenses related to such directors attendance at Board of Directors and Committee meetings.

EXECUTIVE COMPENSATION

  The following table sets forth the compensation earned by the Company's President and each of the other four most highly compensated officers of the Company (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal year ended October 31, 1997:

                                           ANNUAL COMPENSATION
                                           --------------------    ALL OTHER
       NAME AND PRINCIPAL POSITION           SALARY     BONUS   COMPENSATION (1)
       ---------------------------         ---------- --------- ----------------
Thomas M. Coyne
 Chairman of the Board, President and
  Chief Executive Officer................. $  206,507 $  50,000      $3,381
Donald F. X. Keegan
 Vice President, Chief Financial Officer
  and Treasurer........................... $  130,000 $  27,500      $2,827
Dennis J. Bossi
 Vice President of Operations............. $  115,000 $  20,000      $2,785
Anthony F. O'Connor
 Vice President of Sales and Marketing.... $   85,231 $  15,000      $1,518
John G. Harshall
 Vice President of Operations............. $   84,327 $  20,000      $1,590

--------
(1) Consists of premiums for disability policies paid by the Company of $981, $427, $991, $0 and $0 and the Company matching contributions under the 401(k) Plan of $2,400, $2,400, $1,794, $1,518 and $1,590 for the benefit of Messrs. Coyne, Keegan, Bossi, O'Connor and Harshall, respectively.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  The Company's Human Resources and Compensation Committee consists of Messrs. Crowley and Ryan.

  Mr. Ryan served as Chief Financial Officer of the Company from March 1991 through July 1995 and is currently Assistant Treasurer of the Company. Except as described above, no officer of the Company serves as a member of the Human Resources and Compensation Committee. Transactions with certain of the members of such committee are discussed below under "Professional Services."

  Robert C. Ammerman was a director of the Company and a member of the Human Resources and Compensation Committee from 1994 until May 1998. Mr. Ammerman is a partner of Capital Resource Partners, L.P. which is an affiliate of one of the holders of the Old Notes and the Warrants. The Old Notes and the Warrants were redeemed with a portion of the proceeds from the Offering.

CERTAIN TRANSACTIONS WITH MEMBERS OF THE COYNE FAMILY

  At the Company's discretion, the Company has made salary continuation payments of $100,000 per year to each of J. Stanley Coyne, a principal shareholder of the Company, and Gerald Coyne, a son of J. Stanley Coyne, including payments of such amounts in each of the last three fiscal years. Both J. Stanley Coyne and Gerald Coyne are former officers and executive employees of the Company. The salary continuation payments are discretionary compensation payments made by the Company. In addition, at the Company's discretion it has paid certain medical and personal expenses of J. Stanley Coyne aggregating $74,104, $36,048, $93,451 and $49,223 during the fiscal years ended October 31, 1995, 1996, and 1997 and the nine months ended July 31, 1998, respectively.

  The Company has an outstanding note receivable from J. Stanley Coyne in the amount of $1,256,250. This note bears interest at the applicable federal rate as determined by the Internal Revenue Service (6.4% at October 31, 1997). This note will become payable, with accrued interest, upon the death of J. Stanley Coyne.

  The Company has guaranteed the obligations of J. Stanley Coyne under a promissory note payable in 2003 in the approximate amount of $2.0 million, including accrued interest.

  The Company makes advancements of $2,500 per month to Susan Whitney, the daughter of J. Stanley Coyne. As of July 31, 1998, the total amount outstanding was $25,000. These advancements are made by the Company in its discretion, upon request of Susan Whitney, and can be stopped by the Company at any time. The Company is also making advancements of $2,231 per month to Gerald Coyne, a son of J. Stanley Coyne, to be used as mortgage payments on his home. As of July 31, 1998, the total amount outstanding was $76,590. These advancements will continue for thirty years or until the death of Gerald Coyne and his wife. All advancements to Susan Whitney and Gerald Coyne will be repaid to the Company from such person's share of The J. Stanley Coyne Inter Vivos Irrevocable Trust with interest at an annual rate of 9.5%.

  The Company acquired certain residential property in central New York in 1995 at a cost of $320,000 for use by Thomas M. Coyne, Chairman of the Board, President of the Company and Chief Executive Officer. Mr. Coyne paid the down payment of $75,000 and the Company assumed a mortgage of $245,000 payable at $2,900 per month for ten years. The mortgage bears interest at 7.5%. The Company made mortgage payments of $0, $34,898, $34,898, and $26,174 during the fiscal years ended October 31, 1995, 1996, and 1997 and the nine months ended July 31, 1998, respectively. The balance of the mortgage at April 30, 1998 was $203,217. Thomas M. Coyne has an option to acquire this property any time for the unpaid balance of the mortgage, but in no event less than $100,000.

  The Company approved a loan of $110,000 to Thomas M. Coyne in December 1997 at an interest rate of 9.5%. As of July 31, 1998, the total amount advanced and outstanding was $75,000. This loan is payable at a rate of $2,000 per month beginning January 1999, plus mandatory prepayments of principal equal to Thomas M. Coyne's after-tax bonuses received from the Company.

PROFESSIONAL SERVICES

  Raymond T. Ryan, a director of the Company, member of the Human Resources and Compensation Committee, Audit and Finance Committee, and the Assistant Treasurer of the Company, is an employee of The Outaouais Group, Inc., a consulting firm, which provides various accounting, tax and financial services to the Company. The Company paid fees of $0, $77,421, $68,662, and $58,290 to The Outaouais Group, Inc. for various services during the fiscal years ended October 31, 1995, 1996, and 1997 and the nine months ended July 31, 1998, respectively.

  David P. O'Hara, a director and Assistant Secretary of the Company and Alexander Pobedinsky, General Counsel and Secretary of the Company, are partners with the law firm of O'Hara, Hanlon, Knych & Pobedinsky, LLP, which provides legal services for the Company, including services in each of the last three fiscal years. The Company paid fees of $623,456, $621,410, $519,287, and $421,529 to O'Hara, Hanlon, Knych & Pobedinsky, LLP for various services during the fiscal years ended October 31, 1995, 1996, and 1997 and the nine months ended July 31, 1998, respectively.

  Wallace J. McDonald, a director of the Company and member of the Audit and Finance Committee, is a partner in the law firm of Bond, Schoeneck & King, LLP, which provides legal services for the Company, including services in each of the last three fiscal years.

                            PRINCIPAL SHAREHOLDERS

  The Company is authorized to issue 100,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), 99,000 shares of Class B Common Stock, par value $.01 ("Class B Common Stock"), 30,000 shares of Class A Preferred Stock, par value $100 per share ("Class A Preferred Stock"), and 5,000 shares of Class B Preferred Stock, par value $500 per share ("Class B Preferred Stock"). As of the date of this Prospectus, 2,923 shares of Class A Common Stock, 74,030 shares of Class B Common Stock, 23,107 shares of Class A Preferred Stock and 2,991 shares of Class B Preferred Stock were issued and outstanding.

  The shares of Class A Common Stock and Class B Common Stock are identical in all respects, except for voting rights and certain conversion rights. Each share of Class A Common Stock is entitled to one vote on all matters submitted to a vote of the Company's shareholders. The shares of Class A Common Stock are not convertible. The shares of Class B Common Stock do not have voting rights, except as provided by applicable law. Each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon the happening of a sale of substantially all of the assets of the Company, any sale of common stock, merger, consolidation, recapitalization or other change in ownership of the capital stock of the Company that results in the shareholders of the Company as of October 7, 1994 owning less than 51% of the voting power of the Company, or the initial public offering of the Company's Common Stock.

  The shares of Class A Preferred Stock and Class B Preferred Stock are identical in all respects, except for their stated par value and dividends. The holders of both Class A and Class B Preferred Stock are entitled to non-cumulative dividends at a rate of 5% per annum as and when such dividends are declared by the Board of Directors out of funds legally available therefor. No dividends may be declared or paid on the Class B Preferred Stock unless the full 5% dividend for the current year shall have been declared and paid on the Class A Preferred Stock. Historically, the Company has not paid dividends on its preferred stock. Neither the Class A Preferred Stock nor the Class B Preferred Stock has any voting rights.

  All of the Company's equity securities are owned of record by the Coyne family or trusts established by them.

                                            COMMON STOCK                                     PREFERRED STOCK
                           ------------------------------------------------- -------------------------------------------------
                              CLASS A (VOTING)       CLASS B (NON-VOTING)     CLASS A (NON-VOTING)     CLASS B (NON-VOTING)
                           ------------------------ ------------------------ ------------------------ ------------------------
                            NUMBER OF                NUMBER OF                NUMBER OF                NUMBER OF
                              SHARES                   SHARES                   SHARES                   SHARES
                           BENEFICIALLY  PERCENTAGE BENEFICIALLY  PERCENTAGE BENEFICIALLY  PERCENTAGE BENEFICIALLY  PERCENTAGE
                             OWNED(1)     OF CLASS   OWNED (1)     OF CLASS   OWNED (1)     OF CLASS   OWNED (1)     OF CLASS
                           ------------  ---------- ------------  ---------- ------------  ---------- ------------  ----------
J. Stanley Coyne
 Revocable Trust (2)(3)..       --           --        63,305        85.5%      19,745        85.5%      2,272         80.0%
J. Stanley Coyne Inter
 Vivos Irrevocable Trust
 (2)(4).................      1,020         34.9%         --          --           --          --          --           --
Thomas M. Coyne Blue
 Ridge Trust (2)(5).....      1,903         65.1%         --          --           --          --          --           --
J. Stanley Coyne (2)....      1,020 (6)     34.9%      74,030 (7)     100%      23,107 (8)     100%      2,991 (9)      100%

--------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the securities. Accordingly they may include securities owned by or for, among others, the spouse and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock option within 60 days after the date of this table.
(2) The address of such beneficial owner is c/o Coyne International
    Enterprises Corp., 140 Cortland Avenue, P.O. Box 4854, Syracuse, New York 13221.
(3) The trustees of this trust are J. Stanley Coyne, David P. O'Hara, Thomas
    M. Coyne, Raymond T. Ryan and Wallace J. McDonald, who share voting and investment power with respect to the shares held by this trust and who may be deemed to be the beneficial owner of all such shares. Such trustees disclaim beneficial ownership of these shares.
(4) The trustees of this trust are J. Stanley Coyne, David P. O'Hara, Thomas M. Coyne, Raymond T. Ryan and Wallace J. McDonald, who share voting and investment power with respect to the shares held by this trust and who may be deemed to be the beneficial owner of all such shares. Such trustees disclaim beneficial ownership of these shares.
(5) The trustees of this trust are Raymond T. Ryan and David P. O'Hara, who share voting and investment power with respect to the shares held by this trust and who may be deemed to be the beneficial owner of all such shares. Such trustees disclaim beneficial ownership of these shares.
(6) Includes 1,020 shares owned by the J. Stanley Coyne Inter Vivos Irrevocable Trust, of which J. Stanley Coyne is a co-trustee.
(7) Includes 63,305 shares owned by the J. Stanley Coyne Revocable Trust, of which J. Stanley Coyne is a co-trustee.
(8) Includes 19,745 shares owned by the J. Stanley Coyne Revocable Trust, of which J. Stanley Coyne is a co-trustee.
(9) Includes 2,272 shares owned by the J. Stanley Coyne Revocable Trust, of which J. Stanley Coyne is a co-trustee.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

  Contemporaneously with the completion of the Offering, the Company amended its old credit facility led by NationsBank, N.A. (the "Bank") (as amended, the "New Credit Facility") to provide for (i) a $25.0 million revolving credit facility, subject to availability as described below, (ii) a $20.0 million capital expenditure facility and (iii) a $10.0 million acquisition facility. The New Credit Facility is senior in right of payment to the Notes. See "Description of Notes--Subordination."

  All loans under the New Credit Facility will bear interest, at the Company's option, at either (i) the Bank's prime rate plus 0.375% (in the case of the revolving credit facility) or 0.625% (in the case of the capital expenditure and acquisition facilities) or (ii) the London Interbank Offered Rate ("LIBOR") plus 2.25% (in the case of the revolving credit facility) or 2.5% (in the case of the capital expenditure and acquisition facilities). Advances under the revolving credit facility will be limited to (a) up to 85% of the Company's eligible accounts receivable plus (b) the lesser of (i) the sum of 50% of the amount of eligible inventory consisting of new merchandise plus 25% of the amount of eligible inventory consisting of in-service inventory or (ii) $12.5 million. Additionally, the Company is required to maintain a minimum available balance under the revolving credit facility of $1.0 million. Advances under the capital expenditure facility will be based on up to 100% of the net purchase price of the fixed assets for the first $4.0 million in any year and 80% thereafter. Interest only is payable on the capital expenditure facility during the first two years; thereafter, principal is payable in 20 quarterly payments, provided that all loans will come due upon termination of the revolving credit facility. Advances under the acquisition facility will be based on reasonable purchase price multiples provided that the proposed acquisition generates sufficient cash flow to service the acquisition debt and provided further that acquisitions in excess of $3.5 million in any fiscal year will require the Bank's consent. Interest only is payable on the acquisition facility during the first year; thereafter, principal will be payable in 12 quarterly payments; provided that all loans will come due upon termination of the revolving credit facility. The Company shall be required to make annual mandatory prepayments in an amount equal to the lesser of (i) $2,000,000 or (ii) 35% of the Company's excess cash flow, payable with delivery of the Company's annual financial statements, to be applied to reduce acquisition loans and capital expenditure loans.


  The initial term of the New Credit Facility is five years and will renew for additional one year periods thereafter unless terminated by either party. In the event that the New Credit Facility is terminated by the Company prior to the end of the original term, the Company will pay a fee of $262,500 except in certain circumstances. The Company will pay an unused line fee of 0.375% per year on the unused portion of the revolving credit facility up to $15.0 million and 0.25% per year on the unused portion in excess of $15.0 million, payable monthly in arrears. The Company will pay letter of credit fees of 2.0% per year on all outstanding letters of credit.

  Borrowings under the New Credit Facility are secured by a first priority lien on the Company's accounts receivable and inventory as well as assets financed under the capital expenditure facility and assets acquired through acquisitions. The New Credit Facility contains customary covenants and restrictions on the Company's ability to engage in certain activities including restrictions on (i) incurring additional indebtedness or liens, (ii) investments, (iii) issuances or redemptions of stock and dividends, (iv) the sale or merger of the Company, (v) and engaging in new business. In addition, the New Credit Facility will provide that the Company must meet certain financial conditions including (i) a minimum fixed charge coverage ratio, (ii) a maximum ratio of funded debt to EBITDA, (iii) a minimum EBITDA requirement and (iv) certain limitations on capital expenditures. The New Credit Facility also includes customary events of default including a cross-default provision, pursuant to which a default under any of the Company's other indebtedness, including an Event of Default under the Indenture, will cause a default under the New Credit Facility.

INDUSTRIAL REVENUE BOND FINANCING

  In 1994, Midway-CTS Buffalo, Ltd. ("Midway"), a wholly-owned subsidiary of the Company, entered into a $2.6 million industrial revenue bond financing (the "IRB Financing") relating to the Company's Buffalo, New York facility (the "Buffalo Facility"). The IRB Financing is senior in right of payment to the Notes. See "Description of Notes--Subordination." In connection with the IRB Financing, Midway is party to a lease-purchase agreement with the Erie County Industrial Development Agency pertaining to the Buffalo Facility and is a guarantor of the industrial revenue development bonds issued by the Erie County Industrial Development Agency that financed such facility. The Buffalo Facility lease payments equal the interest and principal payments due under the related industrial development revenue bonds. The IRB Financing expires in 2005, bears a variable interest rate (which was 10% at July 31, 1998), and has a 20 year amortization schedule with a bullet payment due at expiration. The IRB Financing contains a cross-default provision, pursuant to which a default under any of the Company's other indebtedness, including an Event of Default under the Indenture, will cause a default under the IRB Financing.

                                EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Initial Notes were originally sold by the Company on June 26, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Initial Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company entered into the Registration Rights Agreement pursuant to which the Company agreed, for the benefit of the holders of the Initial Notes, at the Company's cost to (i) file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the date of the original issuance of the Initial Notes, (ii) use its best efforts to have the Exchange Offer Registration declared effective by the Commission on or prior to 135 days after the date of the original issuance of the Initial Notes, and (iii) cause the Exchange Offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days after the effective date.

  Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Initial Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Initial Notes. For each Initial Note validly tendered to the Company pursuant to the Exchange Offer and not withdrawn by the holder thereof, the holder of such Initial Note will receive an Exchange Note having a principal amount equal to that of the tendered Initial Note.

  Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

  Each holder of the Initial Notes (other than certain specified holders) who wishes to exchange Initial Notes for Exchange Notes in the Exchange Offer will be required to represent to the Company in the Letter of Transmittal, that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person in an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. In the case of any holder that is not a broker-dealer, each such holder, by tendering, will also represent to the Company that such holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. Any broker-dealer who acquires Initial Notes from the Company may not rely on the no-action letters issued by the Commission to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling security holder in the prospectus) in connection with a resale of the Initial Notes or the Exchange Notes. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Initial Notes), with the prospectus contained in the Exchange Offer Registration Statement so long as the prospectus otherwise meets the requirements of the Securities Act. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes. Subject to the exception described in the next paragraph, the Company has agreed that for a period ending on the earlier of (i) 180 days from the date on which the

Exchange Offer Registration Statement is declared effective, and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale; provided, however, that the Company and the Guarantors will have no obligation to amend or supplement this Prospectus unless the Company has received written notice from a Participating Broker-Dealer of their prospectus delivery requirements under the Securities Act within fifteen (15) business days following consummation of the Exchange Offer. See "Plan of Distribution."

  The Company shall not be required to amend or supplement the Exchange Offer Registration Statement if (i) in the judgment of the Company's Board of Directors exercised reasonably and in good faith the use of the Exchange Offer Registration Statement and the disclosure required to be made therein would materially interfere with a valid business purpose of the Company or the Guarantors and (ii) the Company delivers a notice to such effect to such Broker-Dealers setting forth the period of time (which shall not be greater than 60 days) for which the Company's obligation to so amend or supplement the Exchange Offer Registration Statement will be suspended.

  In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or if any holder of the Initial Notes is not eligible to participate in the Exchange Offer, and subject to the exception described in the next paragraph, the Company will, at its cost (a) file the Shelf Registration Statement covering resales of the Initial Notes, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep continuously effective the Shelf Registration Statement for a period of at least two years. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Initial Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Initial Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Initial Notes. A holder of Initial Notes that sells such Initial Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Initial Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Initial Notes included in the Shelf Registration Statement and to benefit from the provisions regarding Liquidated Damages set forth below.

  If in the judgment of the Company's Board of Directors exercised reasonably and in good faith the use of the Shelf Registration Statement and the disclosure required to be made therein would materially interfere with a valid business purpose of the Company or the Guarantors, the Company may deliver a notice to such effect to the holders, and upon receipt of such notice, the holders shall cease distribution of the Notes under a Shelf Registration Statement for the period of time set forth in such notice (which shall not be greater than 60 days).

  If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each Holder of Initial Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Initial Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Initial Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 principal amount of Initial Notes. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

  Following the consummation of the Exchange Offer, holders of the Initial Notes who were eligible to participate in the Exchange Offer but who did not tender their Initial Notes will not have any further registration rights and such Initial Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Initial Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Initial Notes accepted in the Exchange Offer. Holders may tender some or all of their Initial Notes pursuant to the Exchange Offer. However, Initial Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes (which they replace), except that (i) the Exchange Notes will bear a Series B description and a different CUSIP number from the Initial Notes, (ii) as of the date hereof the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and (iii) the Exchange Notes will not contain certain provisions included in the terms of the Initial Notes relating to the timing of the Exchange Offer. In addition, the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for the payment of Liquidated Damages in the event the Company fails to satisfy certain obligations under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Initial Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $75,000,000 aggregate principal amount of Initial Notes were outstanding. The Company has fixed the close of business on
[     ], 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of the Initial Notes do not have any appraisal or dissenters' rights under the New York Business Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Initial Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Initial Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Initial Notes will be returned to the tendering holder thereof, at the Company's expense, as promptly as practicable after the Expiration Date.

  Holders who tender Initial Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Initial Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSION; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "'Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Initial Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied prior to the Expiration Date, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Company amends the terms of the Exchange Offer, the Company will file a post-effective amendment to the Exchange Offer Registration Statement.

INTEREST ON THE EXCHANGE NOTES

  Interest on each Exchange Note will accrue from the last date on which interest was paid on the Initial Note surrendered in exchange therefor or, if no interest has been paid on the Initial Note, from the date of original issuance of Initial Note. No interest will be paid on the Initial Notes accepted for exchange, and holders of Initial Notes whose Initial Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Initial Notes accrued up to the date of the issuance of the Exchange Notes.

  Interest on the Exchange Notes is payable semi-annually on each June 1 and December, commencing on December 1, 1998.

PROCEDURES FOR TENDERING

  Only a holder of Initial Notes may tender such Initial Notes in the Exchange Offer. For a holder to validly tender Initial Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message (as defined below) in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The tender of Initial Notes via Agent's Message will not constitute notice to the Company of a holder's status as a Participating Broker-Dealer. Participating Broker-Dealers desiring to provide such notice must still do so in writing within fifteen business days following the consummation of the Exchange Offer. See "--Resale of the Exchange Notes." To be tendered effectively, the Initial Notes, the Letter of Transmittal (or Agent's Message) and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Initial Notes may be made by book entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility (as defined below) to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce the terms of the Letter of Transmittal against such participant.

  By executing the Letter of Transmittal or delivering an Agent's Message, each holder will make to the Company the representations set forth above in the fourth paragraph under "Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF INITIAL NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR INITIAL NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

  Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Initial Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on the Letter of Transmittal or the notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Initial Notes listed therein, such Initial Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Initial Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Initial Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Initial Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Initial Notes by causing such Book-Entry Transfer Facility to transfer such Initial Notes into the Exchange Agent's account with respect to the Initial Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Initial Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee or Agent's Message and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Initial Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Initial Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Initial Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Initial Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Initial Notes and (i) whose Initial Notes are not immediately available, (ii) who cannot deliver their Initial Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Initial Notes and principal amount of Initial Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Initial Notes (or a confirmation of book-entry transfer of such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal or facsimile thereof, as well as the certificate(s) representing all tendered Initial Notes in proper form for transfer (or a confirmation of book-entry transfer of such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Initial Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Initial Notes in the Exchange Offer, a telegram, telex, facsimile transmission or letter must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Initial Notes to be withdrawn (the "Depositor"), (ii) identify the Initial Notes to be withdrawn (including the certificate number(s) and principal amount of such delivered Initial Notes, or, in the case of Initial Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited and the transaction code number), (iii) state that such Depositor is withdrawing its election to have the Initial Notes exchanged and specify the name in which any such Initial Notes are to be registered and (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Initial Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Initial Notes register the transfer of such Initial Notes into the name of the person withdrawing the tender. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Initial Notes so withdrawn are validly retendered. Any Initial Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Initial Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Initial Notes, and may terminate or amend the Exchange Offer as provided herein prior to the Expiration Date, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Initial Notes and return all tendered Initial Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Initial Notes theretofore tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Initial Notes or (iii) waive such unsatisfied conditions with respect to the Exchange Offer, continue the Exchange Offer until the later of
(a) the Expiration Date or (b) five business days after the waiver of such condition and accept all properly tendered Initial Notes which have not been withdrawn prior to the expiration of the Exchange Offer. See "--Withdrawal of Tenders."

EXCHANGE AGENT

  IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

            By registered or certified mail:
                     IBJ Schroder Bank & Trust Company
                     P.O. Box 84
                     Bowling Green Station
                     New York, NY 10274-0084
                     Attention: Reorganization Department

            By overnight or hand delivery:
                     IBJ Schroder Bank & Trust Company
                     One State Street
                     New York, NY 10004
                     Attention: Securities Processing Window, Subcellar 1
                     (SCI)

                     By Facsimile: (212) 858-2611
                     Confirm: (212) 858-2103

  DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Initial Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Initial Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Initial Notes may be resold only (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, (iii) so long as the Initial Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or
(vi) in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), in each case in accordance with any applicable securities laws of any state of the United States and in accordance with the Indenture. Holders of Initial Notes not tendered in the Exchange Offer will not retain any rights under the Registration Rights Agreement, except in limited circumstances.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives

Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Initial Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with a person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Any broker-dealer who acquires Initial Notes from the Company may not rely on the no-action letters issued by the Commission to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling security holder in the prospectus) in connection with a resale of the Initial Notes or the Exchange Notes. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Subject to the exceptions described in the next paragraph, the Company has agreed that for a period ending on the earlier of
(i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective, and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale; provided, however, that the Company and the Guarantors will have no obligation to amend or supplement this Prospectus unless the Company has received written notice from a Participating Broker-Dealer of their prospectus delivery requirements under the Securities Act within fifteen (15) business days following consummation of the Exchange Offer.

  The Company shall not be required to amend or supplement the Exchange Offer Registration Statement if (i) in the judgment of the Company's Board of Directors exercised reasonably and in good faith the use of the Exchange Offer Registration Statement and the disclosure required to be made therein would materially interfere with a valid business purpose of the Company or the Guarantors and (ii) the Company delivers a notice to such effect to such Broker-Dealers setting forth the period of time (which shall not be greater than 60 days) for which the Company's obligation to so amend or supplement the Exchange Offer Registration Statement will be suspended.

                             DESCRIPTION OF NOTES

GENERAL

  The Initial Notes were issued, and the Exchange Notes will be issued, pursuant to an Indenture (the "Indenture") among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this Description of Notes, the term "Company" refers only to Coyne International Enterprises Corp. and not to any of its Subsidiaries.

  The Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt including obligations under the New Credit Facility and the IRB Financing. As of July 31, 1998, on an as adjusted basis giving effect to the Offering and the application of the proceeds therefrom, the Company and its subsidiaries would have had Senior Debt of approximately $12.4 million. The Indenture will permit the incurrence of additional Senior Debt in the future.

  The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes (which they replace), except that (i) the Exchange Notes will bear a Series B description and a different CUSIP number from the Initial Notes, (ii) as of the date hereof, the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and (iii) the Exchange Notes will not contain certain provisions included in the terms of the Initial Notes relating to the timing of the Exchange Offer. In addition, the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for the payment of Liquidated Damages in the event the Company fails to satisfy certain obligations under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is consummated.

PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount to $150.0 million, of which $75.0 million were issued in the Offering, and will mature on June 1, 2008. Interest on the Notes will accrue at the rate of 11.25% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 1998, to Holders of record on the immediately preceding May 15 and November 15. Additional Notes may be issued from time to time, subject to the provisions of the Indenture described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

  The Company's payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, (the "Subsidiary Guarantees") by each of the Company's current and future Domestic Subsidiaries other than Receivables Subsidiaries. Currently, there are no Receivables Subsidiaries and all of the Company's present subsidiaries are Guarantors. The Subsidiary Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Debt of such Guarantor, which, on an as adjusted basis giving effect to the Offering and the application of the proceeds therefrom, would include approximately $2.5 million of Senior Debt outstanding as of July 31, 1998, and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each Guarantor under its Subsidiary Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Conveyance."

  The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture, the Registration Rights Agreement and
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

  The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Redemption or Repurchase at Option of Holders--Asset Sales."

SUBORDINATION

  The payment of principal of, premium, if any, and interest and Liquidated Damages on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred. The subordination is for the benefit of the holders of Senior Debt.

  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

  The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed

(a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and
(ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

  The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. On an as adjusted basis, after giving effect to the Offering and the application of the proceeds therefrom, the principal amount of Senior Debt outstanding at April 30, 1998 would have been approximately $10.6 million. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

OPTIONAL REDEMPTION

  The Notes are not redeemable at the Company's option prior to June 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR                                                                  PERCENTAGE
----                                                                  ----------
2003.................................................................  105.625%
2004.................................................................  103.750%
2005.................................................................  101.875%
2006 and thereafter..................................................  100.000%

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within thirty (30) days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The New Credit Facility limits the ability of the Company to purchase Notes and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "Risk Factors--Change of Control."

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

 Asset Sales

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and either (1) such assumption is evidenced by a customary novation agreement that releases the Company or such Subsidiary from further liability or (2) all such liabilities are paid in full within five days of such Asset Sale by the transferee of such assets and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt (and to correspondingly reduce lending commitments with respect thereto in the case of Senior Debt that is term Indebtedness or revolving credit Indebtedness and was incurred pursuant to a Credit Facility), (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business or (c) reimburse the Company or its Subsidiaries for expenditures made, and costs incurred to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes and all holders of other Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

 Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company that is a Guarantor); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vii) and (viii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
  (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus
  (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $2.0 million.

  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from

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clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) Permitted Payments; (vii) the Distribution and (viii) in the event the Company is converted into an entity that is not subject to income taxation by a government authority, the payment of dividends to reimburse holders of the Company's equity interests for any income taxes owed and payable to such governmental authority incurred by such holders solely as a result of their status as holders of the Company's Equity Interests; provided that such amounts shall not exceed the tax liability of the Company had it been subject to corporate income taxation of such governmental authority for the corresponding period; and provided further that any such payment shall be used by such holder of the Company's Equity Interests to pay such taxes owed and payable.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1; determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period;

  The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (i) the incurrence by the Company of Indebtedness and letters of credit pursuant to Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) outstanding under all Credit Facilities after giving effect to such incurrence does not exceed the greater of (x) $55.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay Indebtedness under a Credit Facility and reduce lending commitments with respect thereto pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales" and (y) the Borrowing Base as of the date of any such incurrence;

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  (ii) the incurrence by the Company and the Guarantors of the Existing
Indebtedness;

  (iii) the incurrence by the Company and the Guarantors of up to $75.0 million in aggregate principal amount of Notes and the issuance of the Exchange Notes;

  (iv) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount at any one time outstanding under this clause (iv), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
(iv), not to exceed $3.0 million;

  (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (iii), (iv) or (v) of this paragraph;

  (vi) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

  (vii) the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

  (viii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries (other than Receivables Subsidiaries) or any of the Guarantors; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly-Owned Subsidiary thereof (other than a Receivables Subsidiary) or a Guarantor and
(B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly-Owned Subsidiary thereof (other than a Receivables Subsidiary) or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (viii);

  (ix) the incurrence by the Company or any of its Subsidiaries of Indebtedness incurred in respect of performance, surety and similar bonds provided by the Company or any of its Subsidiaries in the ordinary course of business;

  (x) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business;

  (xi) the incurrence of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Company or any such Subsidiary pursuant to such agreements, in each case incurred in connection with the disposition of any business, assets or Subsidiary of the Company, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that none of the foregoing results in Indebtedness required to be reflected as indebtedness on the balance sheet of the Company, or any such Subsidiary in accordance with GAAP and the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed 100% of the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition; and

  (xii) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $3.0 million.

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify, but only among clauses (i) through (xii) of the definition of Permitted Debt) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. The Company shall not be deemed to be in breach of this covenant solely as the result of fluctuations in currency exchange rates or as a result of changes in accounting principles that become effective after the date of the Indenture.

 Liens

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) the New Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of the Indenture, (b) the Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (i) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of

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

the debtor to dispose of the assets securing such Indebtedness, (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation, or Sale of Assets

  The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption " Incurrence of Indebtedness and Issuance of Preferred Stock."

 Transactions with Affiliates

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause
(i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) transactions between or among the Company and/or its Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," (v) the Distribution, (vi) Permitted Payments, (vii) reasonable and customary indemnification of any officer, director or employee of the Company or any of its Subsidiaries in accordance with any applicable law, and (viii) the conversion of the Company into an entity which is not subject to income taxation by a governmental authority.

 Sale and Leaseback Transactions

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Optional Redemption--Asset Sales."

 Additional Subsidiary Guarantees

  The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Domestic Subsidiary after the date of the Indenture, or if any current or future Subsidiary becomes a Domestic Subsidiary of the Company after the date of the Indenture, then such newly acquired or created Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture; provided that this provision shall not be applicable to a Subsidiary that has been properly designated as a Receivables Subsidiary.

 No Senior Subordinated Debt

  The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Guarantees and senior in any respect in right of payment to the Subsidiary Guarantees.

 Payments for Consent

  The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding and commencing with information relating to the fiscal quarter ended July 31, 1998, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the

Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company and the Guarantors shall at all times comply with Section 314(a) of the Trust Indenture Act of 1939, as amended.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "--Change of Control," "--Asset Sales," "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock,"
(iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;
(vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acing on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to June 1, 2003 then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor , as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

  Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Coyne International Enterprises Corp., 140 Cortland Avenue, Syracuse New York 13221, Attention:
Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

  The Initial Notes are represented by one Note in registered, global form without interest coupons(the "Initial Global Note"). The Exchange Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Exchange Global Notes" and, together with the Initial Global Note, the "Global Notes"). The Global Notes are deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

  Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.


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

  Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

  The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact DTC or their participants directly to discuss these matters.

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Exchange Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Exchange Global Notes equal to the principal amount of the Initial Notes tendered in the Exchange Offer and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Exchange Global Notes).

  All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interest in the Exchange Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment." Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

  DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

  Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants,it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

  A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

SAME DAY SETTLEMENT AND PAYMENT

  The Indenture requires that principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

  Because of time zone differences, the securities account of a Euroclear System ("Euroclear") or Cedel S.A. ("Cedel") participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  The Holders of the Exchange Notes are not entitled to any registration rights with respect to the Exchange Notes.

  The Company and the Initial Purchasers entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. The Registration Statement of which this Prospectus forms a part constitutes the Exchange Offer Registration Statement. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Initial Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Initial Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Initial Note until
(i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement,
(iii) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

  The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 135 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Initial Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration

Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay "Liquidated Damages" to each Holder of Initial Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Initial Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Initial Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.30 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of Initial Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than a sale or lease of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets (whether by sale, lease, conveyance, other disposition, merger, consolidation, division or otherwise) by the Company to a Wholly Owned Subsidiary (other than a Receivables Subsidiary) or a Guarantor by a Subsidiary to the Company or to a Wholly Owned Subsidiary (other than a Receivables Subsidiary) or a Guarantor, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments;" (iv) the sale to a Receivables Subsidiary of accounts receivables and related assets that are customarily transferred in an asset securitization transaction; and (v) the sale of up to $2.0 million of assets since the date of the Indenture. A transfer of assets by the Company or a Wholly-Owned Subsidiary (other than a Receivables Subsidiary) of the Company to a Person other than the Company or another Wholly Owned Subsidiary (other than a Receivables Subsidiary), shall be deemed an Asset Sale only to the extent of the percentage of the Equity Interests in the transferee that are owned by Persons other than the Company or Wholly Owned Subsidiaries (other than a Receivables Subsidiary) of the Company.

  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85.0% of the face amount of all accounts receivable owned by the Company and the Guarantors as of such date that are not more than 90 days past due and (b) 50.0% of the book value of all inventory owned by the Company and the Guarantors as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale or the disposition of securities held by such Person and its Subsidiaries (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor,
(ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms

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of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

  "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) the definition of Permitted Debt.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Debt" means (i) any Indebtedness outstanding under the New Credit Facility (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $10.0 million or more and that has been designated by the Company as "Designated Senior Debt."

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

  "Distribution" means the payment of amounts aggregating no more than $19.0 million to Capital Resources Lenders II and Exeter Venture Lenders in connection with the purchase of certain warrants of the Company, certain of which payments may occur as much as two years after the closing of the Offering.

  "Domestic Subsidiary" means, with respect to the Company, any Subsidiary of the Company that was formed under the laws of the United States of America or that Guarantee or otherwise provides credit support for any Indebtedness of the Company.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Guarantors" means each of (i) Blue Ridge Textile Manufacturing, Inc., Clean Towel Service, Inc., Ohio Garment Rental, Inc. and Midway--CTS Buffalo, Ltd., and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted amount thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

  "New Credit Facility" means that certain Credit Facility, dated as of June 26, 1998, by and among the Company and NationsBank, N.A. and the other lenders party thereto, providing for up to $25.0 million of secured revolving credit borrowings and up to $30.0 million of secured term debt, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Business" means any business conducted by the Company or any of its Subsidiaries as of the date hereof and any business reasonably related or incidental thereto.

  "Permitted Investments" means (a) any Investment in the Company or in a Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company that is a Guarantor; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person or assets in connection with a Qualified Receivables Transaction; provided that any Investment in any such Person is in the form of a Purchase Money Note, an equity interest or interests in accounts receivables generated by the Company or a Subsidiary of the Company and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivables; (g) repurchase of the Notes; (h) Investments by the Company and its Subsidiaries outstanding on the date of the Indenture; and (i) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed $1.0 million.

  "Permitted Junior Securities" means Equity Interests in the Company or any Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

  "Permitted Liens" means (i) Liens existing on the date of the Indenture;
(ii) Liens securing Senior Debt that was permitted to be incurred under the Indenture; (iii) Liens securing Permitted Refinancing Indebtedness that was incurred to refinance any Indebtedness that had been secured by a Lien permitted under the Indenture and that was incurred in accordance with the provisions of the Indenture, provided, however, that such Liens (a) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (b) do not extend to or

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

cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; (iv) Liens securing the Notes; (v) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (vi) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any time outstanding and that are not incurred in connection with the borrowing of money or obtaining advances or credit (other than trade credit incurred in the ordinary course of business); (vii) Liens imposed by governmental authorities for taxes, assessments or other charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
(viii) statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Liens arising by operation of law in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;
(ix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business; (x) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (xi) easements, rights-of-way, zoning restrictions, minor defects or irregularities with title and other similar charges or encumbrances in respect of real property not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of business of the Company or any of its Subsidiaries; (xii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such person's obligations in respect of banker's acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xiii) Liens in favor of the Company or a Guarantor; (xiv) leases or subleases granted to others not interfering in any material respects with the business of the Company or its Subsidiaries; (xv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business.

  "Permitted Payments" means payments to repurchase Equity Interests of the Company in order to satisfy certain estate planning obligations of the estate of J. Stanley Coyne, which payments will not exceed $1.0 million in each of the second, third, fourth, fifth and sixth calendar years following the death of J. Stanley Coyne and $2.25 million in each of the seventh, eighth, ninth and tenth calendar years following the death of J. Stanley Coyne, plus an additional amount of $2.0 million in the calendar year 2003; provided that no such payment shall be made prior to the death of J. Stanley Coyne; and provided further, that the maximum amount of Permitted Payments in a specified calendar year following the death of J. Stanley Coyne shall be increased by an amount equal to the difference between the maximum amount of Permitted Payments that could have been made by the Company in each of the prior specified calendar years following the death of J. Stanley Coyne and the actual amount of Permitted Payments made by the Company in each of such prior specified calendar years following the death of J. Stanley Coyne.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity

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

date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Principals" means J. Stanley Coyne and Thomas M. Coyne.

  "Purchase Money Note" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary of the Company pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Subsidiary of the Company) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivables (whether now existing or arising in the future) of the Company or any Subsidiary of the Company, and any assets related thereto including, without limitation, all collateral securing such accounts receivables, all contracts and all guarantees or other obligations in respect of such accounts receivables, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

  "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or undertaking (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivables, and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

  "Related Party" with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse, ex-spouse, immediate family member or lineal descendant (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Senior Debt" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that are reasonably customary in an accounts receivable transaction.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Subsidiary" of any Person means a Subsidiary (other than a Receivables Subsidiary) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries (other than a Receivables Subsidiary) of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is the opinion of Blank Rome Comisky & McCauley LLP, tax counsel to the Company in the Exchange Offer, and is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Initial Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

  The exchange of the Initial Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Initial Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Initial Notes in the hands of such holder. As a result there will be no federal income tax consequences to holders exchanging Initial Notes for Exchange Notes pursuant to the Exchange Offer. If, however, the exchange of Initial Notes for Exchange Notes were treated as an "exchange" for federal income tax purposes, such exchange will constitute a recapitalization for federal income tax purposes. Holders exchanging Initial Notes for Exchange Notes pursuant to such recapitalization will not recognize any gain or loss upon the exchange. The foregoing opinion represents the material federal income tax consequences of the exchange to holders.

                             PLAN OF DISTRIBUTION

  The Exchange Notes will be offered by the Company to the holders of the Initial Notes in exchange for the Initial Notes pursuant to the Exchange Offer.

  Except as described below, a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the Exchange Notes. Any broker-dealer who acquires Initial Notes from the Company may not rely on the no-action letters issued by the Commission to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling security holder in the prospectus) in connection with a resale of the Initial Notes or the Exchange Notes. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Notes were acquired as a result of market-making activities or other trading activities. Subject to the exception described in the next paragraph, the Company has agreed that for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective, and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale; provided, however, that the Company and the Guarantors will have no obligation to amend or supplement this Prospectus unless the Company has received written notice from a Participating Broker-Dealer of their prospectus delivery requirements under the Securities Act within fifteen (15) business days following consummation of the Exchange
Offer. In addition, until      , 1998, all dealers effecting transactions in
the Exchange Notes may be required to deliver a prospectus.

  The Company shall not be required to amend or supplement the Exchange Offer Registration Statement if (i) in the judgment of the Company's board of Directors exercised reasonably and in good faith the use of the Exchange Offer Registration Statement and the disclosure required to be made therein would materially interfere with a valid business purpose of the Company or the Guarantors and (ii) the Company delivers a notice to such effect to such Broker-Dealers setting forth the period of time (which shall not be greater than 60 days) for which the Company's obligation to so amend or supplement the Exchange Offer Registration Statement will be suspended.

  The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and expenses of counsel for the holders of the Exchange Notes and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the issuance of the Exchange Notes offered by the Company hereby will be passed upon for the Company by Blank Rome Comisky & McCauley LLP.

                             INDEPENDENT AUDITORS

  The consolidated balance sheets as of October 31, 1997 and 1996, and the consolidated statements of operations and retained earnings and cash flows for each of the three years in the period ended October 31, 1997, included in this Prospectus and Exchange Offer Registration Statement, have been included herein in reliance on the report of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

         FINANCIAL STATEMENTS OF COYNE INTERNATIONAL ENTERPRISES CORP.
                                AND SUBSIDIARIES

                                                                           PAGE
                                                                           ----
Independent Auditors' Report.............................................   F-2
Consolidated Balance Sheets as of October 31, 1997 and 1996..............   F-3
Consolidated Statements of Operations and Retained Earnings for the years ended
 October 31, 1997, 1996 and 1995.........................................   F-4
Consolidated Statements of Cash Flows for the years ended October 31,
 1997, 1996 and 1995.....................................................   F-5
Notes to Consolidated Financial Statements...............................   F-6
Consolidated Balance Sheets as of July 31, 1998 (Unaudited) and as of
 October 31, 1997........................................................  F-15
Consolidated Statements of Operations and Retained Earnings (Deficit) for
 the nine months
 ended July 31, 1998 and 1997 (Unaudited)................................  F-16
Consolidated Statements of Cash Flows for the nine months ended July 31,
 1998 and 1997
 (Unaudited).............................................................  F-17
Notes to Consolidated Financial Statements (Unaudited)...................  F-18

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
 Coyne International Enterprises Corp.

We have audited the accompanying consolidated balance sheets of Coyne International Enterprises Corp. and Subsidiaries as of October 31, 1997 and 1996 and the related consolidated statements of operations and retained earnings, and cash flows for each of the three years in the period ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coyne International Enterprises Corp. and Subsidiaries as of October 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended October 31, 1997 in conformity with generally accepted accounting principles.

PricewaterhouseCoopers LLP

Syracuse, New York
December 19, 1997

             COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                           OCTOBER 31,
                                                     -------------------------
                                                         1997         1996
                                                     ------------  -----------
                       ASSETS
Current assets:
  Cash and cash equivalents......................... $  1,272,192  $   348,134
  Receivables, principally trade....................   11,957,651   11,385,624
  Inventories.......................................    5,131,861    4,744,426
  Uniforms and other rental items in service, net...   23,559,751   20,751,447
  Prepaid expense and other assets..................      729,876    1,526,984
                                                     ------------  -----------
      Total current assets..........................   42,651,331   38,756,615
                                                     ------------  -----------
Property, plant and equipment, net..................   41,799,938   43,051,847
Purchased routes and acquisition intangibles, net...   16,549,578   13,179,023
Deferred financing costs, net.......................      745,649      949,528
Deferred income tax.................................      500,000    1,160,545
Other assets........................................      374,248      334,876
                                                     ------------  -----------
                                                     $102,620,744  $97,432,434
                                                     ============  ===========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt.............. $  7,849,570  $ 6,470,035
  Bank overdraft....................................    1,700,982
  Accounts payable..................................    8,318,802    9,656,923
  Accrued expenses:
    Salaries and employee benefits..................    3,275,202    1,872,684
    Other...........................................    6,122,105    6,468,807
  Deferred income taxes.............................    8,615,000    7,681,000
                                                     ------------  -----------
      Total current liabilities.....................   35,881,661   32,149,449
Long-term debt, net of current maturities...........   39,650,469   40,785,444
Subordinated debentures, net of original issue
 discount...........................................   11,057,144   10,795,669
Other liabilities...................................    4,391,322    4,113,302
                                                     ------------  -----------
      Total liabilities.............................   90,980,596   87,843,864
                                                     ------------  -----------
Redeemable common stock warrants....................    1,743,086    1,743,086
Shareholders' equity:
  Preferred stock--5% non-cumulative, non-voting,
   callable at par:
    Class A--$100 par value; authorized 30,000;
     issued and outstanding 23,107..................    2,310,700    2,310,700
    Class B--$500 par value; authorized 5,000;
     issued 4,991 and outstanding 2,991.............    2,495,500    2,495,500
  Common stock--$.01 par value:
    Class A--voting; authorized 100,000; issued and
     outstanding 2,923..............................           29           29
    Class B--non-voting; authorized 99,000; issued
     and outstanding 74,030.........................          740          740
  Additional paid-in capital........................      849,512      849,512
  Retained earnings.................................    5,663,768    3,612,190
                                                     ------------  -----------
                                                       11,320,249    9,268,671
  Less:
    Cost of 2,000 shares of Class B preferred stock
     held in treasury...............................     (166,667)    (166,667)
    Shareholder note receivable.....................   (1,256,520)  (1,256,520)
                                                     ------------  -----------
      Total shareholders' equity....................    9,897,062    7,845,484
                                                     ------------  -----------
Commitments and contingencies
                                                     $102,620,744  $97,432,434
                                                     ============  ===========

   The accompanying notes are an integral part of the consolidated financial statements.

             COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                 YEARS ENDED OCTOBER 31,
                                          --------------------------------------
                                              1997         1996         1995
                                          ------------ ------------ ------------
Revenue:
  Rental operations...................... $114,671,684 $111,090,673 $111,225,265
  Direct sales...........................    8,263,079    7,994,194    6,542,956
                                          ------------ ------------ ------------
                                           122,934,763  119,084,867  117,768,221
                                          ------------ ------------ ------------
Operating expenses:
  Cost of rental operations..............   86,985,898   87,721,417   88,789,230
  Cost of direct sales...................    5,801,679    5,626,040    4,223,759
  Selling, general and administrative....   19,355,384   17,558,105   17,160,947
                                          ------------ ------------ ------------
                                           112,142,961  110,905,562  110,173,936
                                          ------------ ------------ ------------
    Income from operations...............   10,791,802    8,179,305    7,594,285
Interest expense.........................    6,715,224    6,786,065    6,253,768
                                          ------------ ------------ ------------
    Income before income taxes...........    4,076,578    1,393,240    1,340,517
Income taxes.............................    2,025,000      847,000      890,000
                                          ------------ ------------ ------------
    NET INCOME...........................    2,051,578      546,240      450,517
Retained earnings, beginning of year.....    3,612,190    3,065,950    2,615,433
                                          ------------ ------------ ------------
    RETAINED EARNINGS, END OF YEAR....... $  5,663,768 $  3,612,190 $  3,065,950
                                          ============ ============ ============


   The accompanying notes are an integral part of the consolidated financial statements.

             COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              YEARS ENDED OCTOBER 31,
                                       ----------------------------------------
                                           1997          1996          1995
                                       ------------  ------------  ------------
Cash flows from operating activities:
 Net income..........................  $  2,051,578  $    546,240  $    450,517
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation of property, plant and
   equipment.........................     4,147,655     3,688,268     3,377,967
  Amortization expense...............     1,140,994     1,090,600     1,037,776
  Provision for deferred income
   taxes.............................     1,595,000       402,000       315,000
  Changes in operating assets and
   operating liabilities:
   Accounts receivable...............      (271,471)      861,707      (766,598)
   Inventories.......................      (252,128)       66,694    (2,618,312)
   Uniforms in service...............    (2,808,304)   (1,229,739)    2,163,299
   Prepaid expenses and other
    assets...........................       778,894       825,572       (76,949)
   Accounts payable and other
    liabilities......................      (107,932)    1,309,126    (1,864,059)
                                       ------------  ------------  ------------
    Net cash provided by operating
     activities......................     6,274,286     7,560,468     2,018,641
                                       ------------  ------------  ------------
Cash flows from investing activities:
 Purchases of property, plant and
  equipment..........................    (1,086,633)   (3,938,734)   (5,601,927)
 Acquisition of business, net of cash
  acquired...........................    (1,122,101)
                                       ------------  ------------  ------------
    Net cash used in investing
     activities......................    (2,208,734)   (3,938,734)   (5,601,927)
                                       ------------  ------------  ------------
Cash flows from financing activities:
 Proceeds from long-term borrowings..   121,565,225   121,377,464   127,460,857
 Payments under long-term debt
  obligations........................  (126,287,871) (125,293,673) (123,272,756)
 Increase in bank overdrafts.........     1,700,982
 Deferred financing costs incurred...      (119,830)     (105,904)     (534,565)
                                       ------------  ------------  ------------
    Net cash (used in) provided by
     financing activities............    (3,141,494)   (4,022,113)    3,653,536
                                       ------------  ------------  ------------
    Net increase (decrease) in cash
     and cash equivalents............       924,058      (400,379)       70,250
Cash and cash equivalents:
 Beginning of year...................       348,134       748,513       678,263
                                       ------------  ------------  ------------
    End of year......................  $  1,272,192  $    348,134  $    748,513
                                       ============  ============  ============
Supplemental disclosure of cash flow
 information:
 Interest paid.......................  $  6,204,883  $  6,266,669  $  5,615,797
 Income taxes paid...................       514,144       446,873       796,746
 Assets acquired under capital lease
  obligations........................     1,497,313     5,883,197     3,189,977
 Seller financed debt................     3,469,893

   The accompanying notes are an integral part of the consolidated financial statements.

            COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business Description

  The Company provides a highly specialized service to businesses of all types--from small service companies to major corporations that employ thousands of people. The Company designs and implements corporate identity uniform programs for its customers in connection with renting or selling its uniform services to customers and other accessories throughout the eastern United States. In addition, the Company manufactures shop towels which are sold throughout the United States.

 Principles of Consolidation and Revenue Recognition

  The consolidated financial statements include the accounts of Coyne International Enterprises Corp. and its wholly-owned Subsidiaries (the Company). All intercompany accounts have been eliminated. The Company recognizes rental revenues when the services are delivered to customers. The Company records direct sales upon shipment to the customer.

 Fiscal Year

  The Company uses a fifty-two/fifty-three week fiscal year ending on the last Saturday in October. Accordingly, the financial statements are for the 52 weeks ended October 25, 1997 and October 26, 1996 and October 28, 1995. For convenience, the dating of the accompanying financial statements, and notes herein, have been labeled as of and for the years ended October 31, 1997, 1996 and 1995 rather than the actual fiscal year end dates.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less, at date of purchase, to be cash equivalents.

 Inventories

  Inventories represent primarily new garments which are valued at the lower of average cost or market.

 Uniforms and Other Rental Items in Service

  Rental garments, mats and towels in service are carried at cost and amortized on a straight-line basis over their estimated income-producing lives, ranging principally from 10 to 60 months.

 Property, Plant and Equipment

  Property, plant and equipment items are recorded at cost with provision for depreciation by charges to operations on a straight-line basis over their estimated useful lives which range from fifteen to forty years for buildings and improvements, three to ten years for machinery and equipment and three to eight years for vehicles.

            COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

Maintenance and repairs are charged to expense when incurred. Construction in process consists primarily of capital expenditures for plant renovations and vehicle re-builds. The Company capitalizes interest during the period of major construction projects.

 Purchased Routes and Acquisition Intangibles

  The Company's acquisitions of rental operations and routes have generally been accounted for by using the purchase method. The purchase method allocates the amounts paid to the net assets acquired based on their respective fair values. The amounts paid in excess of fair value of the acquired net assets and goodwill acquired after October 31, 1970, is amortized on a straight-line basis over forty years. The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over the remaining life can be recovered through undiscounted future operating cash flows and reviews for impairment whenever events or changes in circumstances (i.e. plant closure) indicate that the carrying amount of an asset may not be fully recoverable.

  Routes acquired before October 31, 1970 are carried at a cost of $764,310. These intangibles are also regularly evaluated and in the opinion of management have not diminished in value and accordingly have not been amortized.

  The Company has certain contracts with non-compete arrangements which are charged to operations on a straight-line basis over the periods of the respective agreements which range from 5 to 10 years.

 Deferred Financing Costs

  Deferred financing costs incurred in obtaining long-term debt are stated at cost less accumulated amortization. Amortization of deferred financing costs is provided using the effective interest write-off method over the term of the obligation and aggregated $324,000, $327,000 and $286,000 for the years ended October 31, 1997, 1996 and 1995.

 Other Liabilities

  The Company, under certain insurance programs, retains portions of expected losses primarily relating to workers' compensation and employees' medical insurance. A provision for claims under the self-insured program is recorded based upon the Company's estimate, after consultation with insurance advisors, of the aggregate liability for claims incurred.

 Advertising Costs

  The Company expenses advertising costs as incurred.

 Fair Value of Financial Instruments

  The carrying amount of cash, accounts receivable and trade accounts payable approximates fair value because of the short maturity of these instruments. The fair value of the Company's long-term debt approximated its carrying value at October 31, 1997, 1996 and 1995.

 Income Taxes

  The Company and its subsidiaries file a consolidated federal income tax return, and where permitted state tax returns. Provisions for deferred taxes are recognized based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

            COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

 Recent Accounting Pronouncements

  Financial Accounting Standards Board Statement No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income," issued in June 1997, and effective for fiscal years beginning after December 15, 1997, establishes standards for report and display of comprehensive income and its components in the financial statements. The adoption of SFAS No. 130 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

2. ACQUISITIONS

  During 1997, the Company acquired certain assets of several industrial laundries which were accounted for as purchase transactions. The aggregate purchase price of $4,594,000 consisted of cash of $1,124,000 and notes payable of $3,470,000 at varying rates of interest and installment payments through January 2004. The purchase price was allocated to accounts receivable ($300,000) rental garments ($135,000), equipment ($312,000) covenants not to compete ($763,000), purchased routes ($3,166,000) and liabilities assumed of ($82,000).

3. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment includes:

                                                         1997          1996
                                                     ------------  ------------
   Land............................................. $  2,436,218  $  2,520,658
   Buildings and improvements.......................   37,770,291    37,298,632
   Machinery and equipment..........................   36,466,316    40,350,481
   Vehicles.........................................    6,187,631     5,030,893
   Construction in process..........................      276,444     1,223,837
                                                     ------------  ------------
                                                       83,136,900    86,424,501
   Less accumulated depreciation....................  (41,336,962)  (43,372,654)
                                                     ------------  ------------
                                                     $ 41,799,938  $ 43,051,847
                                                     ============  ============

  During 1996 approximately $97,000 of interest costs were capitalized. Amortization expense on capital leases was approximately $1,469,000, $856,000 and $553,000 in 1997, 1996 and 1995, respectively.

4. PURCHASED ROUTES AND ACQUISITION INTANGIBLES

  The following summarizes the individual components of purchased routes and acquisition intangibles at October 31:

                                                          1997         1996
                                                       -----------  -----------
   Goodwill........................................... $   764,310  $   764,310
   Purchased route....................................  22,027,074   18,892,293
   Covenants not to compete...........................   1,146,916      373,041
                                                       -----------  -----------
                                                        23,938,300   20,029,644
   Less: Accumulated amortization.....................  (7,388,722)  (6,850,621)
                                                       -----------  -----------
                                                       $16,549,578  $13,179,023
                                                       ===========  ===========

  Amortization expense for purchased routes and acquisition intangibles aggregated $556,000, $510,000 and $593,000 for the years ended October 31, 1997, 1996 and 1995.

            COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

5. LONG-TERM DEBT

  As of October 31, long-term debt consists of the following:

                                                           1997        1996
                                                        ----------- -----------
   NationsBank, N.A. (Nations) revolver, interest
    payable monthly at the Bank's prime rate plus
    1.0%..............................................  $13,477,683 $13,000,000
   Term loan payable to Nations, with interest due
    monthly at the Bank's prime rate plus 1.25%.
    Principal payable in quarterly installments of
    $925,000 in fiscal year 1998 and $1,012,500 in
    1999..............................................    7,750,000  10,950,000
   Term loan payable to Nations, with interest due
    monthly at the Bank's prime rate plus 1.5%.
    Principal payable upon the earlier of the
    expiration of the Revolving Credit Facility, or
    the scheduled quarterly installment due dates
    commencing January 1, 2000 and maturing in 2002...   10,000,000  10,000,000
   Nations acquisition loan facility, interest payable
    monthly at the Bank's prime rate plus 1.75%.......      646,617
   Capital lease obligations payable in monthly
    installments with interest, at rates ranging from
    7.4% to 14.8%, payable through 2003, net book
    value of capital leases was approximately
    $10,344,000 and $6,431,000, respectively..........    8,514,398   8,763,372
   Industrial Development Revenue Bonds payable in
    monthly installments with interest, ranging from
    72% of prime to prime, through 2005...............    3,289,961   3,562,726
   Other debt obligations payable in monthly
    installments with interest, at rates ranging from
    6% to 10.3%, payable through 2005.................    3,821,380     979,381
                                                        ----------- -----------
                                                         47,500,039  47,255,479
   Less current maturities............................    7,849,570   6,470,035
                                                        ----------- -----------
                                                        $39,650,469 $40,785,444
                                                        =========== ===========
   Senior subordinated notes payable to Capital
    Resource Lenders II (Capital) and Exeter Venture
    Lenders (Exeter), net of unamortized debt discount
    of $942,856 and $1,204,331 at October 31, 1997 and
    1996. Annual interest at 12%, due quarterly.
    Principal payable in quarterly installments
    commencing September 30, 1999 through maturity
    September 30, 2002................................  $11,057,144 $10,795,669
                                                        =========== ===========

  The prime rate at October 31, 1997 and 1996 was 8.5% and 8.25%, respectively.

 Nations

  The term loans and revolving debt payable to Nations are provided for in the Financing and Security Agreement (the Nations agreement). The revolving credit under this facility is available through October 1, 1999, with one year extensions available at the discretion of Nations and is computed based on eligible accounts receivable and inventory, as defined, not to exceed $16,000,000 (1996 base was $13,000,000).

  The terms of the Nations agreement include various covenants, which provide, among other things, for the maintenance of certain minimum levels of net worth and cash flow, limitations on the debt leverage of the Company, and limitations on capital expenditures.

            COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

  Collateral pledged under the Nations agreement includes all inventory, accounts receivable, equipment, customer lists, and real property. As permitted under the agreement, certain equipment and real property is subject to first security interests in favor of other lenders.

  The Nations agreement provides for an Acquisition Loan Facility of up to $6,000,000. Borrowings under this facility totalled $647,000 at October 31, 1997. There were no borrowings under the facility at October 31, 1996. In addition, the Nations agreement includes a material adverse change clause which permits the financial institution to call its debt in the event of a material adverse change in the business. Management does not anticipate any such adverse changes in the next twelve-months, however there can be no assurances.

 Capital and Exeter

  The senior subordinated notes to Capital and Exeter are provided for in the Senior Subordinated Note and Warrant Purchase Agreement (the Capital agreement). The notes are unsecured and may be redeemed in advance of the scheduled maturity at the option of the Company at par value. Under the terms of the Capital agreement, mandatory prepayment in full would be required if certain events of liquidity or public sales of Company stock occurred, as defined in the agreement.

  In connection with the Capital agreement, common stock warrants were issued to Capital and Exeter to purchase up to 642 shares of the Company's Class A common stock and up to 16,250 shares of the Company's Class B common stock at $.01 per share (see Note 7). The estimated fair value of the warrants, at the date of issuance of $1,743,000, has been recorded as debt discount and is being amortized over the life of the notes. Amortization expense was approximately $261,000 in 1997, 1996 and 1995.

  The terms of the Capital agreement include various covenants, which provide, among other things, for the maintenance of certain minimum levels of net worth and cash flow, limitations on dividend payments, the debt leverage of the Company, and limitations on capital expenditures.

 Industrial Development Revenue Financing

  The Company's corporate headquarters, its Buffalo, New York plant and its Blue Ridge, Georgia plant were financed under separate long-term lease arrangements with the Industrial Development Agencies of the local counties. The leases have been accounted for as capital leases. Accordingly, the related assets are included in the consolidated balance sheet of the Company. Similarly, an amount equivalent to the principal amount of the Agency's revenue bonds outstanding related to those properties is included as a liability. While the bonds are not a debt of the Company, the long-term lease obligates the Company to payments equal to interest and amortization of such bonds and provides for the ultimate reversion of the properties to the Company at the end of the bond agreement.

  At October 31, 1997, payments due on all long-term debt arrangements for each of the next five years and thereafter are as follows:

                                           SENIOR                    CAPITAL
                                        SUBORDINATED   LONG-TERM      LEASE
                                           NOTES          DEBT     OBLIGATIONS
                                        ------------  ------------ -----------
   1998................................               $  4,930,356 $ 2,919,214
   1999................................ $  1,200,000    19,085,051   2,617,286
   2000................................    2,400,000     6,744,588   1,774,763
   2001................................    3,600,000     4,746,610     892,529
   2002................................    4,800,000       642,041     168,435
   Thereafter..........................                  2,836,995     142,171
                                        ------------  ------------ -----------
                                          12,000,000    38,985,641   8,514,398
   Less: Unamortized original issue
    discount...........................     (942,856)
                                        ------------  ------------ -----------
                                        $ 11,057,144  $ 38,985,641 $ 8,514,398
                                        ============  ============ ===========

             COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

6. INCOME TAXES

  The components of income tax expense for the years ended October 31, were as follows:

                                                    1997       1996      1995
                                                 ----------- --------- ---------
   Current tax expense:
     Federal.................................... $   245,000 $ 315,000 $ 400,000
     State......................................     185,000   130,000   175,000
                                                 ----------- --------- ---------
                                                     430,000   445,000   575,000
   Deferred tax expense.........................   1,595,000   402,000   315,000
                                                 ----------- --------- ---------
     Income tax expense......................... $ 2,025,000 $ 847,000 $ 890,000
                                                 =========== ========= =========

  A reconciliation of the federal statutory income tax rate and the Company's effective income tax rate is as follows:

                                                               1997  1996  1995
                                                               ----  ----  ----
   Statutory tax rate......................................... 34.0% 34.0% 34.0%
   State taxes, net of federal benefit........................  7.3  10.4  10.5
   Non-deductible items.......................................  6.2  16.4  21.9
   Other......................................................  2.2
                                                               ----  ----  ----
     Effective rate........................................... 49.7% 60.8% 66.4%
                                                               ====  ====  ====

  The tax effects of temporary differences that give rise to deferred tax assets (liabilities) at October 31, were as follows:

                                                        1997          1996
                                                    ------------  ------------
   Current:
     Rental garments in service.................... $ (9,192,000) $ (8,041,901)
     Inventory.....................................      119,000        93,031
     Accrued expenses..............................      458,000       267,870
                                                    ------------  ------------
       Current deferred tax liability..............   (8,615,000)   (7,681,000)
                                                    ------------  ------------
   Non-current:
     Fixed assets..................................   (3,032,000)   (2,594,097)
     Deferred compensation.........................      524,000       508,834
     Other liabilities.............................    1,170,000     1,046,699
     Alternative minimum tax credit carryforward...    1,838,000     1,681,910
     Net operating loss carryforward...............                    433,186
     Investment tax credit carryforward............                     84,013
                                                    ------------  ------------
       Non-current deferred tax asset..............      500,000     1,160,545
                                                    ------------  ------------
       Net deferred tax liability.................. $ (8,115,000) $ (6,520,455)
                                                    ============  ============

  At October 31, 1997, the Company has alternative minimum tax credit carryforwards, which are available indefinitely, of $1,838,000 available to offset future regular federal income tax.

            COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

7. SHAREHOLDERS' EQUITY

  Upon the happening of certain events, each Class B common share then issued and outstanding shall automatically be converted into one Class A common share. These events are as follows: (a) a disposition of substantially all the assets of the corporation, (b) transactions in the common stock resulting in Coyne family ownership being less than 51%, or (c) a public offering of the Company's common shares.

  In connection with the issuance of Senior Subordinated Notes, the noteholders received warrants to purchase shares of the Company's common stock (see Note 5). The warrants contain a put option feature whereby the holder has the right to sell to the Company all of the warrants, at fair market value, as defined, in equal installments in each of the years ended September 30, 2000 and 2001. Correspondingly, the Company has the right during the year ended September 30, 2002 to repurchase all of the warrants and or warrant shares at fair market value, as defined. The Company has not recorded any adjustment to the established warrant amount as of October 31, 1997 or 1996 as management is unable to reasonably estimate its future value, if any. Additionally, the warrants contain antidilution provisions and expire upon the later of the date of full repayment of the notes, or September 30, 2002.

8. SHAREHOLDER NOTE RECEIVABLE

  The Company has an outstanding note receivable from its principal shareholder in the amount of $1,256,250. This note bears interest at the Applicable Federal Rate as defined by the Internal Revenue Service, 6.4% October 31, 1997. Interest income on the note was not recognized in fiscal 1997. The total amount due as of October 31, 1997 approximates $1,336,000.

9. COMMITMENTS AND CONTINGENCIES

  The Company and its operations are subject to various federal, state and local regulations relating to environmental matters, including laws which require the investigation and, in some cases, remediation of environmental contamination. The Company's policy is to accrue and charge to operations environmental investigation and remediation expenses when it is probable that a liability has been incurred and an amount is reasonably estimable.

  Certain claims have been filed or are pending against the Company arising from the conduct of its business. In the opinion of management, all matters are without merit and the Company intends to defend such claims vigorously. Based on information currently available, management believes that the outcome of any such claims will not have a material adverse effect on its business, financial condition or results of operations.

10. OPERATING LEASES

  The Company has noncancellable operating lease commitments for certain operating facilities, transportation, manufacturing and office equipment, which expire at various dates through 2004. Rent expense under operating leases approximated $2,476,000, $2,649,000 and $3,933,000 during 1997, 1996 and 1995, respectively. Minimum annual rental commitments at October 31, 1997 are as follows:

   1998............................................................ $ 1,813,000
   1999............................................................     709,000
   2000............................................................     198,000
   2001............................................................     109,000
   2002............................................................      88,000
   Thereafter......................................................      48,000
                                                                    -----------
     Total minimum lease payments.................................. $ 2,965,000
                                                                    ===========

            COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

11. PENSION PLANS

  All full-time nonunion and certain union employees are eligible to participate in one of three 401(k) plans after one year of service. The Company matches a portion of the employees' salary reduction contributions and contributes a base contribution of no less than 3% of eligible participant compensation. The Company contributions under the 401(k) plan, which vest over a seven-year employment period, were approximately $680,000, $686,000 and $482,000 in 1997, 1996 and 1995, respectively. Certain employees of the Company are covered by union sponsored, collectively bargained, multi-employer pension plans (Union Plans). The Company charged to expense $1,150,000, $1,182,000 and $1,169,000 in 1997, 1996 and 1995, for such plans. These contributions are determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of hours worked. The Company may be liable for its share of unfunded vested benefits, if any, related to the Union Plans. Information from the Union Plans' administrators is not available to permit the Company to determine its share, if any, of unfunded vested benefits.

  The Company maintains a defined benefit plan for certain employees at one of its plants. The most recent valuation stated an accumulated plan benefit obligation of approximately $490,000 and plan assets with a fair market value of approximately $763,000.

  The Company has unfunded deferred compensation agreements with three individuals. The cost of the plans is being, or has been previously, charged to income during service periods.

12. RELATED PARTY TRANSACTIONS

  The Company has guaranteed the obligations of J. Stanley Coyne, a principal shareholder of the Company, under a promissory note payable in 2003. At October 31, 1997, the outstanding balance, including unpaid accrued interest, approximates $1,711,000.

  At the Company's discretion, the Company has made salary continuation payments totaling $100,000 per year to each of J. Stanley Coyne, a principal shareholder of the Company, and Gerald Coyne, a son of J. Stanley Coyne, including payments of such amounts in each of the last three fiscal years. In addition, at the Company's discretion it has paid certain medical and personal expenses of J. Stanley Coyne aggregating $73,979, $44,088, and $93,451 during the fiscal years ended October 31, 1995, 1996, and 1997, respectively.

  The Company acquired certain residential property in central New York in 1995 at a cost of $320,000. Thomas M. Coyne, Chairman of the Board and President of the Company, paid the down payment of $75,000 and the Company assumed a mortgage of $245,000 payable at $2,900 per month for ten years. The mortgage bears interest at 7.5%. The Company made mortgage payments of $0, $15,928, and $18,317 during the fiscal years ended October 31, 1995, 1996, and 1997, respectively. Thomas M. Coyne has an option to acquire this property any time for the unpaid balance of the mortgage, but in no event less than $100,000.

            COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

13. SUMMARIZED FINANCIAL INFORMATION OF CERTAIN SUBSIDIARIES

  The following table presents summarized financial information for the following wholly-owned subsidiaries of Coyne International Enterprises Corp:
Blue Ridge Textile Manufacturing, Inc., Clean Towel Service, Inc., Ohio Garment Rental, Inc. and Midway-CTS Buffalo, Ltd. on a combined basis at October 31, or for the year then ended:

                                              1997        1996
                                           ----------- -----------
   Balance Sheets:
     Current assets....................... $ 4,567,000 $ 4,516,000
     Noncurrent assets....................   4,132,000   3,336,000
     Current liabilities..................   3,129,000   2,616,000
     Noncurrent liabilities...............     283,000     533,000
                                              1997        1996        1995
                                           ----------- ----------- -----------
   Income Statements:
     Revenues............................. $15,910,000 $15,407,000 $15,958,000
     Operating expenses...................  15,257,000  14,841,000  15,884,000
     Operating income.....................     653,000     566,000      74,000
     Income before extraordinary loss and
      cumulative effect of accounting
      changes.............................     333,000     226,000      25,000
   Net income.............................     333,000     226,000      25,000

  The Company has not provided separate financial statements and other disclosures for its wholly-owned subsidiaries because management has determined that such information is not material to investors.

             COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                       JULY 31,    OCTOBER 31,
                                                         1998          1997
                                                     ------------  ------------
                                                     (UNAUDITED)
                      ASSETS
Current assets:
  Cash and cash equivalents........................  $  1,086,864  $  1,272,192
  Receivables, principally trade...................    13,387,191    11,957,651
  Inventories......................................     6,616,560     5,131,861
  Uniforms and other rental items in service, net..    27,002,153    23,559,751
  Prepaid expense and other assets.................       673,567       729,876
                                                     ------------  ------------
      Total current assets.........................    48,766,335    42,651,331
                                                     ------------  ------------
Property, plant and equipment, net.................    42,813,132    41,799,938
Purchased routes and acquisition intangibles, net..    16,596,778    16,549,578
Deferred financing costs, net......................     2,833,031       745,649
Deferred income tax................................     1,160,569       500,000
Other assets.......................................       395,108       374,248
                                                     ------------  ------------
                                                     $112,564,953  $102,620,744
                                                     ============  ============
  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt.............  $  2,429,030  $  7,849,570
  Bank overdraft...................................           --      1,700,982
  Accounts payable.................................     6,028,943     8,318,802
  Accrued expenses:
   Salaries and employee benefits..................     5,600,764     3,275,202
   Other...........................................     6,463,223     6,122,105
  Deferred income taxes............................     9,455,000     8,615,000
                                                     ------------  ------------
      Total current liabilities....................    29,976,960    35,881,661
Long-term debt, net of current maturities..........     9,935,631    39,650,469
Subordinated debentures, net of original issue
 discount..........................................    75,000,000    11,057,144
Other liabilities..................................     4,295,354     4,391,322
                                                     ------------  ------------
      Total liabilities............................   119,207,945    90,980,596
                                                     ------------  ------------
Redeemable common stock warrants...................           --      1,743,086
                                                     ------------  ------------
Shareholders' equity:
  Preferred stock--5% non-cumulative, non-voting,
   callable at par:
    Class A--$100 par value; authorized 30,000;
     issued and outstanding 23,107.................     2,310,700     2,310,700
    Class B--$500 par value; authorized 5,000;
     issued 4,991; outstanding 2,991...............     2,495,500     2,495,500
  Common stock--$.01 par value:
    Class A--voting; authorized 100,000 shares,
     issued and outstanding 2,923..................            29            29
    Class B--non-voting; authorized 99,000;
     issued and outstanding 74,030.................           740           740
  Additional paid-in capital.......................       849,512       849,512
  Retained earnings (deficit)......................   (10,876,286)    5,663,768
                                                     ------------  ------------
                                                       (5,219,805)   11,320,249
  Less:
    Cost of 2,000 shares of Class B preferred stock
     held in treasury..............................      (166,667)     (166,667)
    Shareholder note receivable....................    (1,256,520)   (1,256,520)
                                                     ------------  ------------
      Total shareholders' equity (deficit).........    (6,642,992)    9,897,062
                                                     ------------  ------------
Commitments and contingencies
                                                     $112,564,953  $102,620,744
                                                     ============  ============

                See notes to consolidated financial statements.

             COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                                                         NINE MONTHS ENDED
                                                              JULY 31,
                                                      -------------------------
                                                          1998         1997
                                                      ------------  -----------
                                                            (UNAUDITED)
Revenue:
  Rental operations.................................  $ 93,538,396  $85,551,671
  Direct sales......................................     7,461,018    5,726,106
                                                      ------------  -----------
                                                       100,999,414   91,277,777
                                                      ------------  -----------
Operating expenses:
  Cost of rental operations.........................    71,563,071   64,960,188
  Cost of direct sales..............................     5,202,041    3,967,833
  Selling, general and administrative...............    16,555,040   14,529,236
                                                      ------------  -----------
                                                        93,320,152   83,457,257
                                                      ------------  -----------
    Income from operations..........................     7,679,262    7,820,520
Interest expense including redemption of common
 stock warrants in 1998 of $17,257,000..............    22,637,361    5,084,869
                                                      ------------  -----------
    Income (loss) before income tax and
     extraordinary item.............................   (14,958,099)   2,735,651
Income taxes........................................       642,900    1,359,619
                                                      ------------  -----------
    Income (loss) extraordinary item................   (15,600,999)   1,376,032
Extraordinary loss on debt retirement, net of tax of
 $365,000...........................................       939,055
                                                      ------------  -----------
    NET INCOME (LOSS)...............................   (16,540,054)   1,376,032
Retained earnings (deficit), beginning of the
 period.............................................     5,663,768    3,612,190
                                                      ------------  -----------
    RETAINED EARNINGS (DEFICIT), END OF PERIOD......  $(10,876,286) $ 4,988,222
                                                      ============  ===========


                See notes to consolidated financial statements.

             COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   NINE MONTHS ENDED JULY 31,
                                                   ---------------------------
                                                       1998           1997
                                                   -------------  ------------
                                                          (UNAUDITED)
Cash flows from operating activities:
 Net (loss) income................................ $ (16,540,054) $  1,375,481
 Adjustments to reconcile net (loss) income to net
  cash (used in) provided by operating activities:
   Depreciation of plant and equipment............     3,250,271     3,098,765
   Amortization expense...........................       959,085       820,358
   Extraordinary loss on retirement of debt, net..       939,055
   Provision for deferred income taxes............       544,619       813,534
   Changes in operating assets and operating
    liabilities:
    Accounts receivable........................... $  (1,406,671)      331,193
    Inventories...................................    (1,484,699)     (292,905)
    Uniforms in service...........................    (3,392,402)   (1,169,908)
    Prepaid expenses and other assets.............        35,449       880,766
    Accounts payable and other liabilities........    (1,420,129)   (1,482,511)
                                                   -------------  ------------
    Net cash (used in) provided by operating
     activities...................................   (18,515,476)    4,374,773
                                                   -------------  ------------
Cash flows from investing activities:
 Purchases of property, plant and equipment.......    (4,188,465)   (1,400,622)
 Acquisition of business, net of cash acquired....      (238,844)     (693,812)
                                                   -------------  ------------
    Net cash used in investing activities.........    (4,427,309)   (2,094,434)
                                                   -------------  ------------
Cash flows from financing activities:
 Proceeds from long-term borrowings...............   170,281,999    87,570,058
 Payments under long-term debt obligations........  (141,216,396)  (91,132,585)
 (Decrease) in bank overdrafts....................    (1,700,982)   (1,486,144)
 Redemption of common stock warrants..............    (1,743,086)
 Deferred financing costs incurred................    (2,864,078)      (88,670)
                                                   -------------  ------------
    Net cash provided by (used in) financing
     activities...................................    22,757,456    (2,165,053)
                                                   -------------  ------------
    Net (decrease) increase in cash...............      (185,328)      115,286
Cash and cash equivalents:
 Beginning of year................................     1,272,192       348,134
                                                   -------------  ------------
 End of period.................................... $   1,086,864  $    463,420
                                                   =============  ============
Supplemental disclosure of cash flow information:
 Interest paid.................................... $   5,034,420  $  4,656,766
 Income taxes paid................................       129,158       456,244
 Assets acquired under capital lease obligations..           --        345,285

            COYNE INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--BASIS OF PRESENTATION

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended April 30, 1998 are not necessarily indicative of the results that may be expected for the year ended October 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto contained herein.

NOTE B--REDEMPTION OF STOCK WARRANTS

  In May 1998 the Company entered into an agreement with its senior subordinated noteholders to redeem the outstanding common stock warrants for $19,000,000 comprised of $6,000,000 for the warrants, $11,000,000 for an early termination fee and $2,000,000 for a management fee. The excess of this settlement over the book value of the stock warrants has been reported as a charge of $17,257,000 in the accompanying financial statements.

NOTE C--INCOME TAXES

  The Company's effective tax rate differs from the statutory rate of 34% due to non deductible costs associated with the redemption of the common stock warrants described in Note B and other non deductible costs.

NOTE D--LONG TERM OBLIGATIONS

  The agreement to redeem the outstanding common stock warrants, and the resulting charge, constituted an event of default under the Company's bank credit facility and its subordinated notes. On May 29, 1998 the banks and the subordinated noteholders amended their agreements or waived this default, as well as certain other covenant violations.

  On June 26, 1998, pursuant to a purchase agreement dated June 23, 1998, the Company sold, at par, $75,000,000 of 11 1/4% Senior Subordinated Notes due 2008 ("Notes").The proceeds of the Notes were used primarily to retire certain existing debt obligations, redeem outstanding redeemable common stock warrants, and for general corporate purposes. The Company's payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, (the "Subsidiary Guarantees") by each of the Company's wholly-owned subsidiaries. The Subsidiary Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Debt of such Guarantor, and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt.

  The Company's existing credit facility led by NationsBank, N.A. (the "Bank") was amended in connection with the Senior Subordinated debt offering to provide for (i) a $25.00 million revolving credit facility, subject to availability based on eligible accounts receivable and inventory, (ii) a $20.0 million capital expenditure facility and (iii) a $10.00 million acquisition facility. There were no outstanding balances under these facilities at July 31, 1998.

NOTE E--EXTRAORDINARY ITEM

  In connection with the retirement of debt obligations discussed in Note D, the Company recognized an extraordinary charge of $939,000, net of a $365,000 income tax benefit, for the write-off of related deferred financing and unamortized issue discounts.

NOTE F--SUMMARIZED FINANCIAL INFORMATION OF CERTAIN SUBSIDIARIES

  The following table presents unaudited summarized financial information for the following wholly-owned subsidiaries of Coyne International Enterprises
Corp: Blue Ridge Textile Manufacturing, Inc., Clean Towel Service, Inc., Ohio Garment Rental, Inc. and Midway-CTS Buffalo, Ltd. on a combined basis at July 31, or for the nine months then ended:

                                                          1998         1997
                                                       -----------  -----------
Balance Sheets:
 Current assets....................................... $ 5,027,000  $ 4,600,000
 Noncurrent assets....................................   5,215,000    3,815,000
 Current liabilities..................................   2,810,000    3,044,000
 Noncurrent liabilities...............................     438,000      457,000
                                                          1998         1997
                                                       -----------  -----------
Income Statements:
 Revenues............................................. $14,022,000  $11,197,000
 Operating expenses...................................  15,942,000   10,736,000
 Operating income (loss)..............................  (1,920,000)     461,000
 Income (loss) before extraordinary loss and cumula-
  tive effect of accounting changes...................  (2,187,000)     231,000
Net income (loss).....................................  (2,187,000)     231,000

  The increase in revenues for the nine months ended July 31, 1998 is attributable to the affect of the timing of certain acquisitions. The Company has not provided separate financial statements and other disclosures for its wholly-owned subsidiaries because management has determined that such information is not material to investors.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDIC-TION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SO-LICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CON-TAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   i
Summary..................................................................   1
Risk Factors.............................................................  14
Use of Proceeds..........................................................  21
Capitalization...........................................................  22
Selected Financial and Operating Data....................................  23
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  24
Business.................................................................  30
Management...............................................................  40
Certain Relationships and Related Transactions...........................  43
Principal Shareholders...................................................  45
Description of Other Indebtedness........................................  47
Exchange Offer...........................................................  49
Description of Notes.....................................................  58
Certain Federal Income Tax Considerations ...............................  86
Plan of Distribution.....................................................  87
Legal Matters............................................................  88
Independent Auditors.....................................................  88
Index to Consolidated Financial Statements............................... F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 [LOGO OF COYNE TEXTILE SERVICES APPEARS HERE]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


OFFER TO EXCHANGE ITS 11 1/4% SENIOR B SENIOR SUBORDINATED NOTES DUE 2008 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 11 1/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2008

                                ---------------

                                   PROSPECTUS

                                ---------------

                                  [   ], 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company and Midway-CTS Buffalo Ltd. are both incorporated under the laws of the State of New York. Section 723 of the New York Business Corporation Law contains provisions entitling directors and officers of New York corporations to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be included by reason of being or having been a director or officer of a New York corporation, provided said officers or directors acted in good faith.

     The Company also maintains directors' and officers' liability insurance covering certain liabilities that may be incurred by directors and officers of the Company in the performance of their duties.

     Clean Towel Service, Inc. and Blue Ridge Textile Manufacturing, Inc. are both incorporated under the laws of the State of Georgia. The Bylaws of Clean Towel Service, Inc., a copy of which are filed as Exhibit 3.6, provide for mandatory indemnification of directors, officers and other persons in certain circumstances. Generally, the Georgia Business Corporation Code provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:
(1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was at least not opposed to the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Similar indemnification is available for officers of the corporation.

     Ohio Garment Rental Inc. is incorporated under the laws of the State of Ohio. The Bylaws of Ohio Garment Rental, Inc., a copy of which are filed as
Exhibit 3.8, provide for the mandatory indemnification of directors, officers and other persons in certain circumstances. Generally, under the Ohio General Corporation Law, a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he has no reasonable cause to believe his conduct was unlawful. In addition, a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgement in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonable incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of certain circumstances.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

      *3.1            Amended and Restated Articles of Incorporation of the
                      Company

      *3.2            Amended and Restated Bylaws of the Company

      *3.3            Articles of Incorporation of Blue Ridge Textile
                      Manufacturing, Inc.

      *3.4            Bylaws of Blue Ridge Textile Manufacturing, Inc.

      *3.5            Articles of Incorporation of Clean Towel Service, Inc.

      *3.6            Bylaws of Clean Towel Service, Inc.

      *3.7            Articles of Incorporation of Ohio Garment Rental, Inc.

      *3.8            Bylaws of Ohio Garment Rental, Inc.

      *3.9            Certificate of Incorporation of Midway-CTS Buffalo,
                      Ltd.

      *3.10           Bylaws of Midway-CTS Buffalo, Ltd.

      *4.1 Indenture, dated as of June 26, 1998, by and among the Company, Blue Ridge Textile Manufacturing, Clean Towel Service, Inc., Ohio Garment Rental, Inc. and Midway-CTS Buffalo, Ltd., as guarantors and IBJ Schroder Bank & Trust Company, as trustee

      *4.2            Form of 11 1/4% Senior Subordinated Note due 2008

       5.1            Opinion of Blank Rome Comisky & McCauley LLP

       8.1            Tax Opinion of Blank Rome Comisky & McCauley LLP

      *10.1 Amended and Restated Financing Agreement, dated as of June 26, 1998, between the Company, Blue Ridge Textile Manufacturing, Inc., Clean Towel Service, Inc., Midway-CTS Buffalo, Ltd., Ohio Garment Rental, Inc., (collectively, the "Borrowers") and NationsBank, N.A. (the "Lender")

     *10.2 Revolving Credit Note, dated as of June 26, 1998, between the Borrowers and the Lender.

     *10.3 Capital Expenditure Note, dated as of June 26, 1998, between the Borrowers and the Lender.

     *10.4 Acquisition Loan Note, dated as of June 26, 1998, between the Borrowers and the Lender.

     *10.5 Lease Purchase Agreement, dated as of December 1, 1994, between the Erie County Industrial Development Agency and Midway-CTS Buffalo, Ltd.

     *10.6 Form of the $2,600,000 Industrial Development Revenue Bond issued by the Erie County Industrial Development
                      Agency.

     *10.7 Lessee Guaranty Agreement, dated as of December 1, 1994 between Midway-CTS Buffalo, Ltd. and Key Bank of New York.

     *10.8 Purchase Agreement, dated as of June 23,1998, by and among the Company, Blue Ridge Textile Manufacturing, Inc., Clean Towel Service, Inc., Midway-CTS Buffalo, Ltd., Ohio Garment Rental, Inc., NationsBank Montgomery Securities LLC and First Union Capital Markets, a division of Wheat First Securities, Inc.

     *10.9 Registration Rights Agreement , dated as of June 26,1998, by and among the Company, Blue Ridge Textile Manufacturing, Inc., Clean Towel Service, Inc., Ohio Garment Rental, Inc., Midway-CTS Buffalo, Inc., NationsBank Montgomery Securities LLC and First Union Capital Markets, a division of Wheat First Securities, Inc.

     *10.10 Promissory Note dated September 27, 1994 from J. Stanley Coyne payable to the Company and related Mortgage Deed

     *10.11 Indemnification Agreement of J. Stanley Coyne and Guaranty by the Company.

     *12.1            Statement of Computation of Ratio of Earnings to Fixed
                      Charges

     *21.1            Subsidiaries of the Company

      23.1            Consent of PricewaterhouseCoopers LLP

      23.2            Consent of Blank Rome Comisky & McCauley LLP (See
                      Exhibit 5.1 and Exhibit 8.1)

     *24.1            Power of attorney (included on signature page)

     *25.1            Statement of Eligibility of Trustee on Form T-1

     *27.1            Financial Data Schedule

     *99.1            Form of Letter of Transmittal

     *99.2            Form of Notice of Guaranteed Delivery

     *99.3            Form of Tender Instructions

     (b)  Financial Statement Schedules

          Schedule VIII - Valuation and Qualifying Accounts and Reserves.
----------------

* Previously filed

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally promptly means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Syracuse, New York on November 9, 1998.


                              COYNE INTERNATIONAL ENTERPRISES CORP.


                              By: /s/
                                 -----------------------------------------------
                                  Thomas M. Coyne
                                  Chairman of the Board, President and
                                  Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            SIGNATURE                            Capacity                           Date
-------------------------------------       ------------------------------    --------------------------------
/s/
----------------------------
Thomas M. Coyne                             Chairman of the Board,              November 9, 1998
                                            President and Chief
                                            Executive Officer
                                            (Principal Executive
                                            Officer)
/s/
----------------------------
Donald F. X. Keegan                         Vice President, Chief
                                            Financial Officer and               November 9, 1998
                                            Treasurer (Principal
                                            Financial and Accounting
                                            Officer)
*
----------------------------
Thomas C. Crowley                           Director

*
----------------------------
William D. Matthews                         Director

*
----------------------------
Wallace J. McDonald                         Director

*
----------------------------
David P. O'Hara                             Director and Assistant
                                            Secretary

*
----------------------------
Raymond T. Ryan                             Director

*
----------------------------
J. Patrick Barrett                          Director

* /s/
----------------------------
Thomas M. Coyne                                                                 November 9, 1998
  Attorney-In-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Syracuse, New York on November 9, 1998.

                              BLUE RIDGE TEXTILE MANUFACTURING, INC.

                              By: /s/
                                 ----------------------------------------
                                  Thomas M. Coyne
                                  President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           SIGNATURE                              Capacity                         Date
-------------------------------------------------------------------------------------------------
 /s/
------------------------------
Thomas M. Coyne                             President and Director              November 9, 1998
                                            (Principal Executive
                                            Officer)

 /s/
------------------------------
Donald F. X. Keegan                         Vice President (Principal           November 9, 1998
                                            Financial and Accounting
                                            Officer)

 *
------------------------------
David P. O'Hara                             Director and Assistant
                                            Secretary
 *
------------------------------
Raymond T. Ryan                             Director

 * /s/
------------------------------
Thomas M. Coyne                                                                 November 9, 1998
  Attorney-In-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Syracuse, New York on November 9, 1998.

                              CLEAN TOWEL SERVICE, INC.

                              By: /s/
                                 -----------------------------------
                                  Thomas M. Coyne
                                  President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                      Capacity                       Date
-------------------------------------------------------------------------------------------------

 /s/
-----------------------------------
Thomas M. Coyne                             President and Director            November 9, 1998
                                            (Principal Executive
                                            Officer)

 /s/
-----------------------------------
Donald F. X. Keegan                         Vice President (Principal         November 9, 1998
                                            Financial and Accounting
                                            Officer)

 *
-----------------------------------
David P. O'Hara                             Director and Assistant
                                            Secretary

 *
-----------------------------------
Raymond T. Ryan                             Director

 * /s/
-----------------------------------
Thomas M. Coyne                                                               November 9, 1998
  Attorney-In-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Syracuse, New York on November 9, 1998.

                              OHIO GARMENT RENTAL, INC.

                              By: /s/
                                 -----------------------------------
                                  Thomas M. Coyne
                                  President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                      Capacity                       Date
-------------------------------------------------------------------------------------------------

 /s/
-----------------------------------
Thomas M. Coyne                             President and Director             November 9, 1998
                                            (Principal Executive
                                            Officer)

 /s/
-----------------------------------
Donald F. X. Keegan                         Vice President (Principal          November 9, 1998
                                            Financial and Accounting
                                            Officer)

 *
-----------------------------------
David P. O'Hara                             Director and Assistant
                                            Secretary

 *
-----------------------------------
Raymond T. Ryan                             Director

* /s/
-----------------------------------
Thomas M. Coyne                                                                November 9, 1998
  Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Syracuse, New York on November 9, 1998.

                              MIDWAY-CTS BUFFALO, LTD.

                              By: /s/
                                 -----------------------------------
                                  Thomas M. Coyne
                                  President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                               Capacity                       Date
-------------------------------------------------------------------------------------------------

 /s/
----------------------------------
Thomas M. Coyne                             President and Director                November 9, 1998
                                            (Principal Executive
                                            Officer)

 /s/
----------------------------------
Donald F. X. Keegan                         Vice President (Principal             November 9, 1998
                                            Financial and Accounting
                                            Officer)

 *
----------------------------------
David P. O'Hara                             Director and Assistant
                                            Secretary

 *
----------------------------------
Raymond T. Ryan                             Director

 * /s/
----------------------------------
Thomas M. Coyne                                                                   November 9, 1998
  Attorney-In-Fact
